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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2013

To Our Stockholders:

        The 2013 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2013 Annual Meeting, will be held at our offices at 55 Hayden Avenue, Lexington, MA 02421, on Wednesday, June 12, 2013 at 8:30 A.M. local time, to consider and act upon the following matters:

  1.
  To elect three (3) Class II directors to our Board of Directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified.

  2.
  To approve, on an advisory basis, the compensation of our Named Executive Officers (as that term is defined in the Proxy Statement for the 2013 Annual Meeting).

  3.
  To approve a proposal to amend our Amended and Restated By-Laws (the "By-Laws") to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders.

  4.
  To approve a proposal to amend our By-Laws to make certain changes related to Cubist's recent separation of the roles of Chief Executive Officer and President.

  5.
  To approve a proposal to amend our Restated Certificate of Incorporation to substitute the authority of the President to call a special meeting of stockholders with the authority of the Chief Executive Officer to do the same.

  6.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

  7.
  To transact such other business as may properly come before the 2013 Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 16, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2013 Annual Meeting. Accordingly, only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        To ensure your representation at the 2013 Annual Meeting, you are urged to vote by proxy by one of the following steps as promptly as possible:

  (a)
  Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that we will mail no later than May 3, 2013 to all stockholders of record and beneficial owners as of the record date; or

  (b)
  Request email or printed copies of the proxy materials pursuant to the instructions provided in the Notice of Internet Availability and either:

  (i)
  complete, date, sign and return the proxy card that you will receive in response to your request; or

  (ii)
  vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that stockholders' instructions have been properly recorded. Your shares cannot be voted unless you vote by one of the methods described above or attend the 2013 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

THOMAS J. DESROSIER Secretary

Lexington, Massachusetts
April [], 2013

NOTE:	THE BOARD OF DIRECTORS SOLICITS YOUR VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2013 ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA ANY OF THE METHODS DESCRIBED ABOVE. IF YOU ATTEND THE 2013 ANNUAL MEETING, YOU MAY REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2013

GENERAL INFORMATION

Why are we soliciting proxies?

        We are furnishing this Proxy Statement to the holders of our common stock, $0.001 par value per share, in connection with the solicitation of proxies on behalf of our Board of Directors, or our Board, for use at our 2013 Annual Meeting of Stockholders, or the 2013 Annual Meeting.

When and where is the 2013 Annual Meeting?

        The 2013 Annual Meeting will be held at our offices at 55 Hayden Avenue, Lexington, Massachusetts on Wednesday, June 12, 2013 at 8:30 A.M. local time or at any future date and time following an adjournment or postponement of the meeting.

What are the purposes of the 2013 Annual Meeting?

        The purposes of the 2013 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2013 Annual Meeting of Stockholders, or the Notice. The Board knows of no other business that will come before the 2013 Annual Meeting.

How will I receive proxy materials?

        We are furnishing our proxy materials, including the Notice, this Proxy Statement, our 2012 Annual Report to Stockholders and the proxy card for the 2013 Annual Meeting, by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, no later than May 3, 2013 to our stockholders of record and beneficial owners as of April 16, 2013, the record date for the 2013 Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. If you prefer to receive email or printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request such materials. You will not receive printed copies of the proxy materials unless you request them or have requested them in response to a Notice of Internet Availability in the past. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Who will pay the costs of soliciting proxies and how would you solicit proxies?

        We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Members of the Board, whom we refer to as our directors, and our officers and employees also may solicit proxies on our behalf, personally or by telephone, without additional compensation. We also may utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $22,000 in the aggregate.

Who can vote?

        Only stockholders of record at the close of business on April 16, 2013, the record date for the 2013 Annual Meeting, are entitled to notice of, and to vote at, the 2013 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding [] shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2013 Annual Meeting.

How do I vote?

        Stockholders of record can vote their shares (1) via the Internet, (2) via a toll-free telephone call from the U.S. or Canada, (3) by mailing a signed proxy card, or (4) in person at the 2013 Annual Meeting.

        You will be asked to vote, as follows:

  •
  For Proposal No. 1, you will be asked, with respect to each nominee for Class II director, to vote "FOR" such nominee or to "WITHHOLD" your vote from such nominee.

  •
  For Proposal No. 2, you will be asked to vote, on an advisory, non-binding basis, "FOR" the compensation paid to our Named Executive Officers in 2012 (as defined in the Management Stockholders section of this Proxy Statement), "AGAINST" such compensation or to "ABSTAIN" from voting on such compensation. We sometimes refer to this Proposal No. 2 as the "Say-on-Pay Proposal."

  •
  For Proposal No. 3, you will be asked to vote "FOR" the approval of the amendment to our Amended and Restated By-Laws, or By-Laws, to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 3.

  •
  For Proposal No. 4, you will be asked to vote "FOR" the approval of the amendment to our By-Laws to make certain changes related to Cubist's recent separation of the roles of Chief Executive Officer and President, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 4.

  •
  For Proposal No. 5, you will be asked to vote "FOR" the approval of the amendment to our Restated Certificate of Incorporation, or Charter, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 5.

  •
  For Proposal No. 6, you will be asked to vote "FOR" the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, "AGAINST" such ratification or to "ABSTAIN" from voting on Proposal No. 6.

        Generally, voting via the Internet or telephone must be completed by 2:00 A.M. Eastern Time on June 12, 2013 (assuming the meeting is not postponed or adjourned), although you may be notified of an earlier deadline by your broker, custodian or other third party. Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary, at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2013 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no choices or instructions are given, the persons named as proxies intend to vote the shares represented thereby:

  •
  "FOR" Proposal No. 1 to elect the Class II director nominees to the Board;

  •
  "FOR" Proposal No. 2 to approve, on an advisory basis, the compensation paid to our Named Executive Officers in 2012;

  •
  "FOR" Proposal No. 3 to approve the amendment to our By-Laws to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders;

  •
  "FOR" Proposal No. 4 to approve the amendment to our By-Laws to make certain changes related to Cubist's recent separation of the roles of Chief Executive Officer and President;

  •
  "FOR" Proposal No. 5 to approve the amendment to our Charter;

  •
  "FOR" Proposal No. 6 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  •
  in accordance with the best judgment of the persons named as proxies on any other matters that may properly come before the 2013 Annual Meeting.

What is the vote required for a quorum?

        The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the record date, will constitute a quorum for the transaction of business at the 2013 Annual Meeting. Votes withheld from any nominee, abstentions, and broker non-votes (as described below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2013 Annual Meeting.

What is a broker non-vote and what is the impact of not voting?

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner, who is also sometimes referred to as someone who holds shares in street name, does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 6 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker if you want your vote to count in the election of directors, the advisory vote related to executive compensation, the votes for approval of the amendments to our By-Laws, and the vote for approval of the amendment to our Charter.

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

What is the vote required for a proposal to pass?

  •
  Proposal No. 1—Election of directors:  The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors. We are proposing to adopt an amendment to our By-Laws to implement a majority voting standard in uncontested elections of directors, which if approved by the stockholders at the 2013 Annual Meeting, will become effective with respect to future elections of directors beginning with the

    2014 Annual Meeting. See "Proposal No. 3—Majority Voting Amendment to the Amended and Restated By-Laws" for more information.

  •
  Proposal No. 2—Say-on-Pay:  Because this Proposal No. 2 asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

  •
  Proposal No. 3—Approval of Majority Voting Amendment to our By-Laws:  The affirmative vote of the holders of at least 75% of the outstanding shares of our common stock is required to approve the amendment to our By-Laws to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders. Abstentions and broker non-votes will have the practical effect of a vote against approval of this amendment to our By-Laws.

  •
  Proposal No. 4—Approval of Amendment to our By-Laws:  The affirmative vote of the holders of at least 75% of the outstanding shares of our common stock is required to approve the amendment to our By-Laws to make certain changes related to Cubist's recent separation of the roles of Chief Executive Officer and President. Abstentions and broker non-votes will have the practical effect of a vote against approval of this amendment to our By-Laws.

  •
  Proposal No. 5—Approval of Amendment to our Charter:  The affirmative vote of the holders of at least 75% of the outstanding shares of our common stock is required to approve the amendment to our Charter. Abstentions and broker non-votes will have the practical effect of a vote against approval of the amendment to our Charter.

  •
  Proposal No. 6—Ratification of the selection of our independent registered public accounting firm: The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will have the practical effect of a vote against ratification of our selection. Because Proposal No. 6 is a routine proposal on which a broker or other nominee is generally empowered to vote, we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have the practical effect of a vote against this proposal.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Principal Stockholders

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of April 16, 2013. On April 16, 2013, we had [] shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
BlackRock, Inc.(2)	8,962,998	[]%
40 East 52nd Street
New York, New York 10022
Wellington Management Company, LLP(3)	6,966,263	[]%
280 Congress Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.(4)	4,336,800	[]%
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc.(5)	4,209,352	[]%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

(1)
We calculated the percentage of class based on the number of shares outstanding as of April 16, 2013 and on the number of shares reported as beneficially owned in filings by the beneficial owners with the Securities and Exchange Commission, or SEC.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on January 11, 2013 by BlackRock, Inc., or BlackRock. BlackRock reported that it beneficially owned 8,962,998 shares and that it had sole voting and dispositive power with respect to all such shares as of December 31, 2012. BlackRock reported that it is a parent holding company or control person of BlackRock Fund Advisors and various other subsidiaries which collectively own such shares.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by Wellington Management Company, LLP, or Wellington. Wellington, an investment adviser, reported that it beneficially owned 6,966,263 shares and that it had shared voting power with respect to 4,571,200 of such shares and shared dispositive power with respect to all of such shares as of December 31, 2012. Wellington reported that its clients have the right or the power to receive or direct the receipt of, dividends from, or the proceeds from the sale of, the shares owned of record by such clients.

(4)
The information reported is based on a Schedule 13G filed with the SEC on February 13, 2013 by T. Rowe Price Associates, Inc., or T. Rowe Price. T. Rowe Price, an investment adviser, reported that it beneficially owned 4,336,800 shares and that it had sole voting power with respect to 906,600 of such shares and sole dispositive power with respect to all of such shares as of December 31, 2012. T. Rowe Price reported that its clients, and its clients' custodians or trustee banks, have the right or the power to receive or direct the receipt of dividends from, or the proceeds from the sale of, the shares owned of record by such clients, and its clients' custodians or trustee banks.

(5)
The information reported is based on a Schedule 13G/A filed with the SEC on February 11, 2013 by The Vanguard Group, Inc., or Vanguard. Vanguard, an investment adviser, reported that it beneficially owned 4,209,352 shares and that it had sole voting power with respect to 90,982 of such shares, sole dispositive power with respect to 4,121,670 of such shares and shared dispositive power with respect to 87,682 of such shares as of December 31, 2012. Vanguard reported that it is a parent holding company or control person of its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, which is the beneficial owner of 87,682 of such shares, and its wholly owned subsidiary, Vanguard Investments Australia, Ltd., which is the beneficial owner of 3,300 of such shares.

 Management Stockholders

        The following table sets forth information as of April 16, 2013, as reported to us, with respect to the beneficial ownership of common stock by our directors and each Named Executive Officer, or NEO(1), and by all of our current directors and Executive Officers(2) as a group(3). Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

	Amount and Nature of Beneficial Ownership
				Percentage of Shares Beneficially Owned(2)
Name	Shares Owned	Shares—Right to Acquire(1)	Total Number
Michael Bonney	158,277	1,047,002	1,205,279	[]%
Steven Gilman	20,672	202,427	223,099	*
David McGirr	23,980	235,843	259,823	*
Robert Perez	34,923	454,847	489,770	*
Patrick Vink	0	8,784	8,784	*
Kenneth Bate	5,839	178,398	184,237	*
Mark Corrigan	3,156	55,705	58,861	*
Jane Henney	299	14,953	15,252	*
Nancy Hutson	3,500	55,705	59,205	*
Alison Lawton	372	15,231	15,603	*
Leon Moulder, Jr.	6,756	53,538	60,294	*
Martin Rosenberg	4,658	57,705	62,363	*
Matthew Singleton	3,625	113,205	116,830	*
Martin Soeters	6,951	95,705	102,656	*
Michael Wood	6,963	119,205	126,168	*
All directors and Executive Officers as a group (19 persons)	293,955	2,855,961	3,149,916	[]%

*
Less than 1% of the issued and outstanding shares of common stock.

(1)
Represents shares of common stock underlying outstanding stock options that are currently exercisable or exercisable within 60 days of April 16, 2013 and restricted stock units, or RSUs, that will lapse within 60 days of April 16, 2013.

(2)
On April 16, 2013, we had [] shares of common stock outstanding. In computing percentage ownership of a person, shares of common stock underlying stock options that are currently exercisable or which will become exercisable within 60 days of April 16, 2013 and RSUs that will lapse within 60 days of April 16, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(1)
Our NEOs, as defined by Item 402(a)(3) of Regulation S-K, for 2012 are: (1) Michael Bonney, our Chief Executive Officer, or CEO, (2) David McGirr, our former Senior Vice President and Chief Financial Officer, or CFO, (3) Robert Perez, our President and Chief Operating Officer, (4) Steven Gilman, Ph.D., our Executive Vice President, Research & Development and Chief Scientific Officer, and (5) Patrick Vink, M.D., our Senior Vice President and General Manager of International Business.

(2)
The term "Executive Officers" means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, or the Securities Exchange Act.

(3)
Includes Michael Tomsicek, who was promoted to Senior Vice President and Chief Financial Officer on March 4, 2013, and Thomas DesRosier, who was appointed as Senior Vice President, Chief Legal Officer, General Counsel and Secretary on March 18, 2013.

 EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

        This Compensation Discussion & Analysis, or CD&A, describes the company's executive compensation program and objectives as they relate to our 2012 NEOs. Our programs are designed to align compensation paid to our NEOs with company and individual performance. We provide cash compensation, in the form of salary and annual cash bonuses, to our NEOs based on performance in prior periods. We reserve a majority of NEO pay as long-term non-cash compensation, in the form of equity-based incentives, which rewards our NEOs for their contribution to successful company performance over time, as reflected in our stock price. We set our NEOs' pay to be competitive as compared to the pay of comparable executive officers at a peer group(4) established by our Compensation Committee.

NEO Compensation and Company Performance

        The total compensation of Michael Bonney, our CEO, increased by 23% in 2012 over 2011, and the total compensation of our NEOs other than Mr. Bonney, or our Other NEOs, who were also NEOs in 2011 increased by 23% in 2012 over 2011. We believe that our 2012 NEO compensation correlates to the company's strong performance in 2011 and 2012, which is reflected in the following:

  •
  Our total net revenues were $754 million in 2011, an increase of 18% over 2010, and $926 million in 2012, an increase of 23% over 2011.

  •
  Our strong total stockholder return, or TSR, as reflected in our stock price increasing from $21.40 to $42.05, an increase of $20.65, or 96%, from December 31, 2010 to December 31, 2012.

  •
  During this period, we have transitioned from a company with one commercial product and no Phase 3 clinical development candidates to a company with two commercial products, one co-promoted commercial product and three Phase 3 clinical development candidates.

  •
  In 2011 and 2012, we initiated Phase 3 programs for three of our development candidates and are concurrently carrying out five Phase 3 trials relating to these three programs, which is more than twice as many Phase 3 trials as the company had ever previously conducted at one time.

  •
  We successfully executed many of our business development objectives, including entering into a co-promotion agreement with Optimer Pharmaceuticals, Inc., in April 2011, and acquiring Adolor Corporation, or Adolor, in December 2011 and integrating Adolor into our business in the first half of 2012.

  •
  In June 2012, we introduced our Building Blocks of Growth five-year goals and have been executing against those goals.

        The detailed breakdown of total compensation for each of our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

Pay for Performance

        Aligning compensation paid to our NEOs with high levels of company performance is at the core of our compensation philosophy. Compensation paid to our CEO is one example of how we adhere to this philosophy. Mr. Bonney's compensation is competitive when compared to our peer group, particularly when taking into account our TSR relative to the peer group.

(4)
The details and selection of our peer group are described in more detail in the Compensation Benchmarking and Survey Data section of this CD&A.

        The following chart shows how our TSR and Mr. Bonney's total compensation ranked among the 15 companies in our peer group for 2012 and over the three-year period 2010-2012.

        We believe that over time Mr. Bonney's total compensation also relates appropriately to our TSR, as represented in the table below, which compares Mr. Bonney's total compensation(5) to our indexed TSR(6) over the past five fiscal years:

Elements of 2012 NEO Compensation

        We compensate our NEOs as follows:

  •
  Base salary paid in cash. Decisions on 2012 NEO base salary levels were made early in 2012 and were based on our NEOs' performance in 2011.

  •
  Annual cash performance awards.  Decisions on 2012 NEO annual cash performance awards were made after the end of 2012. Mr. Bonney's award was based entirely, and our Other NEOs' awards were based primarily, on the company's performance in 2012.

  •
  Long-term incentives, or LTIs, made up of time-based vesting stock option and RSU awards(7). Decisions on long-term incentive awards were made in early 2012 and were based on our performance in 2011, expected future individual performance, and retention considerations. LTIs also align the interests of our NEOs with those of our stockholders and reward our NEOs for the long-term performance of the company because their value is tied to our stock price and vest over time.

(5)
Rounded to the nearest thousand dollars.
(6)
Indexed TSR was calculated based on an assumed $100 investment in Cubist common stock on December 31, 2007 and then adjusted for each year based on the return that would have been made on that investment as of December 31 of each year.
(7)
Stock options vest ratably on a quarterly basis over four years and RSUs vest ratably on an annual basis over four years.

Compensation Mix

        We weight a significant amount of our NEOs' total compensation in long-term incentives. This weighting aligns our executives' compensation with long-term stockholder return, as well as the long-term development and business cycle in the biopharmaceutical industry.

        For 2012, our NEOs' total compensation was distributed among the three main elements of our compensation, as follows:

CEO	Other NEOs

        For 2012, Mr. Bonney's total compensation and the average total compensation(8) of our Other NEOs, other than Dr. Vink(9), broken down into these three elements, compared to our peer group, as follows:

Performance-Based Restricted Stock Units

        While our CEO's and Other NEOs' compensation for 2012 does not include performance-based equity grants, the equity grants made to our CEO and Other NEOs in February 2013 include grants of performance-based restricted stock units, or PRSUs, which will be earned only upon the achievement by the company of certain performance targets and upon completion of a requisite three-year service period. Approximately 50% of the total value of our CEO's 2013 equity grants and approximately 25% of the total value of our Other NEOs 2013 equity grants were comprised of PRSUs. These PRSU grants are considered part of our CEO's and Other NEOs' 2013 compensation and will be described in more detail in our 2014 Proxy Statement.

Corporate Governance

        Our pay practices emphasize good governance and market practice. To this end:

  •
  Perquisites:  We generally do not provide any significant perquisites to our NEOs that are not also offered to all employees of the company.

(8)
Rounded to the nearest thousand dollars.
(9)
There were not a sufficient number of executives at our peer group companies who held a comparable position to Dr. Vink's to allow for a comparison of Dr. Vink's compensation to the peer group.

  •
  Risk Assessment:  We conducted a comprehensive risk assessment of our compensation programs and believe that our programs are structured in a manner to motivate strong performance with appropriate risk taking while discouraging excessive risk taking. The details of this risk assessment can be found in the section of this Proxy Statement entitled "Corporate Governance."

  •
  Stock Ownership Guidelines:  We have stock ownership guidelines that require our NEOs to own certain levels of our common stock. The guidelines are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in the company. As of January 1, 2013, all of our NEOs who are required to be in compliance based on their years of employment at the company were in compliance with our stock ownership guidelines.

  •
  Recoupment:  We have a recoupment policy that covers our CEO and CFO which provides that the independent directors of our Board may take any action they deem necessary or appropriate to remedy fraud, gross negligence or intentional misconduct by our CEO or CFO, including seeking reimbursement of bonus or incentive compensation payments or the cancellation of equity awards. A more detailed description of our recoupment policy is described below under the heading "Recoupment Policy."

  •
  Anti-Hedging/Pledging:  We do not allow any of our employees, including our NEOs, to enter into any hedging-type transactions in our stock or to pledge our stock.

  •
  Independent Compensation Consultant:  Our Compensation Committee engages an independent advisor on topics related to Board and executive compensation.

  •
  Retention Letters/Double-Trigger:  We have retention letters with all of our NEOs, other than Mr. McGirr, and a transition agreement with Mr. McGirr, providing each of our NEOs with severance payments in connection with their departure from the company in certain circumstances. In the case of a change of control of our company, severance is only paid in the event of termination following a change of control, or a "double trigger."

  •
  No Section 280G Gross-Ups:  We do not provide Section 280G tax gross-ups or any other tax gross-ups to our NEOs.

Say-on-Pay Feedback from Stockholders

        We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, which includes the 93% support we received from our stockholders on the advisory say-on-pay vote at our 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting. While our Compensation Committee did not find the need to change any of our compensation programs based on the support we received, it did and will continue to consider carefully our stockholders' feedback on our executive compensation programs and practices. We hold an annual non-binding vote of our stockholders on our executive compensation program as a result of a majority of our stockholders voting at our 2011 Annual Meeting of Stockholders to have the company hold such a vote annually.

Objectives and Targets of our Compensation

Compensation Objectives

        All three of our compensation elements (base salary, annual cash bonus and long-term incentives) support our main compensation objectives, which include:

  •
  aligning pay with performance;

  •
  providing competitive compensation that differentiates and rewards overall contribution; and

  •
  attracting and retaining high-quality executive officers and motivating high performance.

        In addition, our annual cash bonuses and long-term incentives promote the additional key objective of our compensation program, which is to further our short- and long-term strategic goals to promote the creation and protection of long-term stockholder value and align the long-term interests of our NEOs with those of our stockholders.

Compensation Targets

        In making our compensation decisions for our NEOs, we aim for the following targets, based on peer group information and survey data, which is compiled by our Compensation Committee's independent compensation consultant, Pearl Meyer & Partners, or PM&P:

  •
  Base Salaries.  We target the median of the marketplace. In certain circumstances, we offer starting base salaries higher than the median for positions that require more complex work, have critical value to the company, are in high demand in the marketplace or have fewer qualified candidates, or in situations where candidates enter the position with extraordinary relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance.

  •
  Annual Cash Performance Awards.  We target potential annual cash performance awards that would allow total cash compensation to exceed the median of the marketplace, depending on company and individual NEO performance.

  •
  LTIs.  We target at or above the median of the marketplace. We target overall equity awards to account for a significant portion, typically more than 50%, of each NEO's total annual compensation. We generally target an allocation of the total value of annual equity awards of approximately 70% in stock options and approximately 30% in RSUs. As further discussed in this CD&A, we believe this allocation provides the appropriate incentive to our NEOs to increase stockholder value while encouraging retention and performance with the appropriate level of risk-taking.

Compensation Determinations and Use of Compensation Consultant

        Our non-employee directors, based on recommendations from the Compensation Committee, make all of the compensation determinations with respect to Mr. Bonney. The Compensation Committee makes all of the compensation determinations with respect to our Other NEOs. In making its determinations relating to the Other NEOs, the Compensation Committee takes into account the recommendations of Mr. Bonney, and in making its determination relating to Dr. Vink, the Compensation Committee took into account Mr. Perez's recommendation.

        Pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities, and we have provided appropriate funding to the Committee to do so. The Compensation Committee has exercised this authority to engage PM&P as its compensation consultant. PM&P serves as an advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports directly to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

        The Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with PM&P in 2012 and determined that PM&P's work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and by the SEC and the NASDAQ Global Market. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Information Used to Make Compensation Determinations

Compensation Benchmarking and Survey Data

        In September 2011, the Compensation Committee, after considering the recommendation of PM&P, approved a peer group based on the pre-defined selection criteria set forth below:

  •
  industry and product similarity;

  •
  annual revenues of between $215 million and $1.965 billion, which is approximately one-third to three times what Cubist's revenue was at the time the peer group was approved by the Compensation Committee; and

  •
  market capitalization of between $500 million and $4.5 billion, which is approximately one-third to three times what Cubist's market capitalization was at the time the peer group was approved by the Compensation Committee.

        At the time the Compensation Committee approved the 2012 peer group, the median annual revenues for the peer group was $468 million and the median market capitalization for the peer group was $1.908 billion, as compared to the Company's 2011 revenues of $754 million and market capitalization of approximately $2.0 billion at the time the 2012 peer group was approved in September 2011. In 2012, the median annual revenues for our 2012 peer group was $559 million, as compared to Cubist's 2012 total net revenues of $926 million. As of December 31, 2012, the median market capitalization for our 2012 peer group was $2.465 billion, as compared to Cubist's market capitalization as of December 31, 2012 of $2.7 billion. In selecting this peer group, the Compensation Committee also sought to have a group that includes a large enough number of companies such that the data will not be skewed heavily if there are one or two outliers on any of the items for which we use the peer group for comparison. The peer group contracted from 17 companies for determination of 2011 compensation to 15 for determination of 2012 compensation because two of the peer group companies were acquired. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee's determination of the peer group.

        The peer groups that were approved by the Compensation Committee for each of 2011 and 2012, and the explanations of any changes are detailed in the following table:

2011 Peer Companies	2012 Peer Companies	Reason for Change
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.
Alkermes, Inc.	Alkermes, Inc.(10)
Amylin Pharmaceuticals, Inc.	Amylin Pharmaceuticals, Inc.(11)
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
BioMarin Pharmaceutical, Inc.	BioMarin Pharmaceutical, Inc.
Endo Pharmaceuticals, Inc.	Endo Health Solutions, Inc.	Corporate name change
Impax Laboratories Inc.	Impax Laboratories Inc.
Medicis Pharmaceuticals Company	Medicis Pharmaceuticals Company(11)
Onyx Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.
OSI Pharmaceuticals, Inc.	—	Acquired by another company
PDL BioPharma, Inc.	PDL BioPharma, Inc.
Regeneron Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.
Salix Pharmaceuticals, Ltd.	Salix Pharmaceuticals, Ltd.
The Medicines Company	The Medicines Company
United Therapeutics Corporation	United Therapeutics Corporation
ViroPharma, Incorporated	ViroPharma, Incorporated
ZymoGenetics, Inc.	—	Acquired by another company

        The Compensation Committee utilized the 2012 peer group to provide context for its compensation decision-making for 2012. The data from the 2012 peer group companies was compiled during the summer of 2011 after the 2011 proxy statements for the peer group companies were filed and, as a result, not all companies remain within the pre-defined selection criteria as of the date of this Proxy Statement. After the peer group companies are selected, PM&P prepares and presents a report to the Compensation Committee summarizing the competitive data and comparisons of the compensation of our NEOs to comparable market data, based on executive officers at the peer group companies who have similar jobs as our NEOs, utilizing publicly available data from the comparable companies and broad survey data from companies of similar size in the pharmaceutical and

(10)
Alkermes, Inc. has become Alkermes, plc as a result of a merger between Alkermes, Inc. and Elan Drug Technologies in September 2011. However, the data that we used for our peer group was that of Alkermes, Inc. prior to the merger.

(11)
Although Amylin Pharmaceuticals, Inc. was acquired in August 2012 and Medicis Pharmaceuticals Company was acquired in December 2012, they both remained part of our peer group for 2012 because they met out peer group criteria and we had 2011 proxy statement data for both of these companies at the time that we compiled data for our 2012 peer group.

biotechnology industries. We use the broad survey data in conjunction with peer group data in evaluating our NEO compensation practices. Data from survey sources and the peer companies are combined to develop a primary market composite based on an average of survey data and peer company data. The Compensation Committee does not rely upon data from any individual company participating in any of the surveys in making compensation decisions. Each element of our compensation is reviewed as part of this analysis and evaluation.

        At the time of Mr. Perez's promotion to President and Chief Operating Officer in July 2012, this title was not present among our peer group companies, except in the case of United Therapeutics Corporation. Therefore, in connection with Mr. Perez's promotion, PM&P prepared a special group of comparator companies, or special peer group, within the biotechnology and pharmaceutical industries that had executives with the combined title of President and Chief Operating Officer. The special peer group consisted of Emergent BioSolutions Inc., Forest Laboratories, Inc., Gilead Sciences, Inc., Integra LifeSciences Holdings Corporation, Life Technologies Corporation and United Therapeutics Corporation. The Compensation Committee utilized the special peer group to provide context for its decision-making related to Mr. Perez's compensation in connection with his promotion.

Other Evaluation Criteria and Factors

        NEO compensation can be above or below the compensation target assigned to each NEO by the peer group and survey comparison analysis described above due to a number of factors, including retention considerations, individual and corporate performance, relative value of the position within the company as compared to peer companies, and internal equity considerations.

        As part of making its decisions with respect to Mr. Bonney's compensation, our non-employee directors and the Compensation Committee also utilized the following data and other information:

  •
  Quantitative evaluations of our performance against our annual corporate goals and objectives;

  •
  Qualitative input on Mr. Bonney's performance from all directors and many of our Executive Officers;

  •
  Our and Mr. Bonney's historical performance;

  •
  Retention considerations; and

  •
  Mr. Bonney's total cash compensation as compared to Mr. Perez, our second highest paid NEO based on total cash compensation, in order to determine whether Mr. Bonney's relative cash compensation is fair and reasonable in the context of internal equity.

        As part of making its compensation decisions with respect to Other NEOs, the Compensation Committee took into account:

  •
  Quantitative evaluations of our performance against annual corporate goals and each Other NEO's performance against individual goals;

  •
  Qualitative evaluations, conducted by Mr. Bonney and, in the case of Dr. Vink, by Mr. Perez of each Other NEO's contribution to our corporate goals, performance against individual goals and potential future contributions to our success;

  •
  Retention considerations; and

  •
  Mr. Bonney's recommendations and, in the case of Dr. Vink, Mr. Perez's recommendations.

 Compensation Determinations

Base salary

        Base Salary—CEO:    Mr. Bonney's 2012 base salary was set at $700,000, which represented a 17% increase from his 2011 base salary of $600,000. In recommending this salary increase to the Board, the Compensation Committee determined that Mr. Bonney performed at a very high level in 2011, as evidenced by our very strong 2011 performance (135% achievement against corporate goals), the overall strength of his leadership, his past and potential future contributions to the company, and the benchmarking and other data and information described above. The Compensation Committee also sought to align Mr. Bonney's pay more closely with that of CEOs at our peer group companies. The Compensation Committee seeks to maintain Mr. Bonney's base salary approximately at the median of the market, based on our peer group and broader market data in order to emphasize pay for performance and to keep Mr. Bonney's base salary reasonable and consistent with our Other NEOs. Mr. Bonney's 2012 base salary was at the 50th percentile as compared to the peer group and survey data used by the Compensation Committee, and his 2011 base salary was at the 30th percentile as compared to such data.

        Base salary—Other NEOs:    The Compensation Committee sets our Other NEOs salaries based upon the benchmarking and evaluation criteria described above. The 2012 base salaries of these NEOs were, on average, at about the 40th percentile, as compared to the peer group and survey data used by the Compensation Committee, including the special peer group used to determine Mr. Perez's compensation.

        The following table details the increases from 2011 to 2012 in the base salary of each of our Other NEOs:

Other NEOs	2011 Base Salary($)	2012 Base Salary($)	% Change
David McGirr	400,000	414,000	3.5%
Robert Perez	470,000	552,625	17.6%
Steven Gilman	430,000	460,000	7.0%
Patrick Vink(12)	N/A	186,267	N/A

        The Compensation Committee, based in part on Mr. Bonney's input, determined that these base salary increases were justified based on each individual NEO's performance and the level of each NEO's base salary as compared to that of similar officers at our peer group companies and to broad industry survey data of executive compensation. Mr. Perez's increase in base salary from 2011 to 2012 is higher than the base salary increases for Mr. McGirr and Dr. Gilman as a result of Mr. Perez's promotion from Executive Vice President and Chief Operating Officer to the new position of President and Chief Operating Officer in July 2012. In February 2012, Mr. Perez's 2012 base salary was set at $505,250, an increase of 7.5% over his 2011 base salary. In July 2012, when he was promoted, Mr. Perez's base salary was increased from $505,250 to $600,000. The amount in this table represents the actual amount of base salary that Mr. Perez was paid in 2012, which is a blend of his two salary levels.

Annual cash performance awards

        Description of plans:    Our top four most-highly compensated employees other than our CFO are subject to our Performance-Based Management Incentive Plan, or Management Incentive Plan. Our

(12)
Dr. Vink was hired in July 2012 and, therefore, did not receive a salary from the company in 2011. His 2012 base salary was set by the Compensation Committee at 511,500 Swiss francs. The amount in this table represents what Dr. Vink was actually paid in 2012, converted to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154.

CFO is subject to our Short-Term Incentive Plan, or STIP. In 2012, both the Management Incentive Plan and the STIP conditioned the payment of any annual cash performance award on the company achieving at least 90% of our 2012 U.S. CUBICIN revenue goal. In addition, the STIP required us to achieve at least 70% of our corporate goals for any annual performance awards to be paid. If the foregoing thresholds were achieved, which they were in 2012, the annual cash performance award pool under each of the Management Incentive Plan and the STIP was funded at the maximum 200% level. The actual 2012 annual cash performance awards for the NEOs were then determined based on a combination of the achievement of our 2012 corporate goals and each individual NEO's objectives for the year.

        Target awards are expressed as a percentage of base salary as follows:

Executive Level	2012 Target Percentage (as a percent of base salary)
Chief Executive Officer	100%
President and Chief Operating Officer	75%
Chief Financial Officer; Chief Scientific Officer; SVP & GM, International Business	60%

        The relative weighting of corporate and individual goals are expressed as percentages of the total target award percentage, with a higher percentage tied to corporate goals the more senior a position the individual holds at the company, as follows:

Executive Level	Portion of Award Tied to Corporate Results	Portion of Award Tied to Individual Results
Chief Executive Officer	100%	0%
President and Chief Operating Officer; Chief Financial Officer; Chief Scientific Officer	80%	20%
SVP & GM, International Business	65%	35%

        Corporate goals/achievement against goals:    The Board, based upon the recommendation of the Compensation Committee and after discussion with the Compensation Committee and Mr. Bonney, approved the company's 2012 corporate goals. The corporate goals for 2012 were set at a reasonable level of difficulty that could be met if our NEOs and the company as a whole performed at the high level that we expect but were sufficiently challenging such that the likelihood of attaining these goals was not assured. Our historical level of achievement against corporate goals for the past five years is 89% in 2012, 135% in 2011, 92% in 2010, 95% in 2009, and 136% in 2008.

        For 2012, our corporate goals and our detailed achievement against such goals were as follows:

Corporate Goal	Weight	Achievement Against Goal	Credit Received
Managing the Base	40%	Underachieved	39.5%
• Total revenues of $902 million	25%	$926 million	25.6%
• Achieve targeted CUBICIN inventory levels by 12/31/12	5%	Underachieved	3%
• Net operating income of $255 million	10%	$277 million	10.9%
Growing the Business	45%	Underachieved	33%
• Progress ceftolozane/tazobactam (formerly known as CXA-201) Development	15%	Underachieved	9%
• Complicated urinary tract infection Phase 3 trial—100% enrolled by 12/31/12
• Complicated intra-abdominal infection Phase 3 trial—60% enrolled by 12/31/12
• Nosocomial pneumonia Phase 3 trial—first patient enrolled by 10/1/12
• Progress bevenopran (formerly known as CB-5945) Development	15%	Underachieved	11%
• Phase 3 trial—on plan at 12/31/12
• Partner Ex-US and in primary care by 12/31/12
• Progress surotomycin (formerly known as CB-315) Development	10%	Underachieved	8%
• Phase 3 trial—15% enrolled by end of year
• CB-625—Phase 1 top line result in Q2 and either	5%	Achieved	5%
• If negative, stop all spend in 90 days
• If positive, start bridging study to new formulation by 12/31/12
Strategic Imperatives	15%	Overachieved	16.5%
• Discovery—1 program completed GLP toxicity study by 12/31/12	5%	Underachieved	3%
• Integrate Adolor acquisition by 7/1/12 and achieve synergy target of $30 million by +/- 5%	5%	Overachieved	7.5%
• Enhance Organizational Capacity	5%	Overachieved	6%
• Hire EU GM by 9/30/12 and deliver detailed Board-approved EU build plan by 12/31/12
• 90% of new hires on plan at four month mark
• Job titling across business consistently reflects technical and competency expectations by year end
SUBTOTAL			89.0%
Kicker—Achieve at least 80% of above and enter into one or more partnerships that will offset $50 million of development costs cumulatively over 2012, 2013 and 2014	1.2x achievement of the above	Missed	1.0x
TOTAL ACHIEVEMENT			89%

        Annual cash performance award—CEO:    Mr. Bonney's annual cash performance award is determined by reference to our achievement against corporate goals, with discretion retained by the Compensation Committee to adjust Mr. Bonney's annual cash performance award down based on other considerations. Mr. Bonney was awarded a 2012 annual cash performance award of 89% of his target award, resulting in a bonus payment of $623,000. This performance award was determined based on our achievement of 89% of our 2012 corporate goals. Mr. Bonney's 2012 annual cash performance award was at the 40th percentile as compared to the most recent information available for our peer group, which was 2011 fiscal year information and survey data used by the Compensation Committee. Taken together, the 2012 base salary and annual cash performance award paid to Mr. Bonney were at about the 40th percentile as compared to our peer group and survey data used by the Compensation Committee.

        Annual cash performance award—Other NEOs:    Our Other NEOs have individual goals, and a combination of their level of achievement against such goals and the company's level of achievement against the company goals combine to determine their annual cash performance award. The individual goals for these Other NEOs are determined by Mr. Bonney and, in the case of Dr. Vink, by Mr. Perez and are designed to focus them on individual behaviors that support our overall performance and success. These goals generally consist of both objective and subjective goals that are relevant to each Other NEO's responsibilities. Each Other NEO's level of achievement against his individual goals is initially evaluated by Mr. Bonney and, in the case of Dr. Vink, by Mr. Perez. Mr. Bonney and, in the case of Dr. Vink, Mr. Perez then recommend a final level of achievement against individual goals of each Other NEO to the Compensation Committee, which then can approve or adjust the proposed levels of achievement up or down. The 2012 annual cash performance awards for our Other NEOs were calculated based on individual Other NEO performance against 2012 individual goals and company performance against 2012 company goals using the formula set forth in the 2012 STIP. Details of the amounts of the 2012 annual cash performance awards for our Other NEOs can be found in the Summary Compensation Table in this Proxy Statement. On average, our Other NEOs' 2012 annual cash performance awards, other than Dr. Vink's,(13) were at approximately the 30th percentile as compared to the most recent information available for our peer group and survey data used by the Compensation Committee, including the special peer group used to determine Mr. Perez's compensation. Taken together, the 2012 base salary and annual cash performance awards paid to these NEOs were at approximately the 35th percentile as compared to our peer group and survey data used by the Compensation Committee, including the special peer group used to determine Mr. Perez's compensation.

(13)
There were not a sufficient number of executives at our peer group companies who held a comparable position to Dr. Vink's to allow for a comparison of Dr. Vink's compensation to the peer group.

        The following is a summary of the 2012 individual goals of our Other NEOs and their aggregate performance against these goals, as approved by the Compensation Committee:

Other NEO	Summary of 2012 Individual Goals	Weight	Credit Received
Robert Perez	Total revenues of $902 million, based on:	35%	36%
	• U.S. CUBICIN net revenues of $780 million
	• ENTEREG net revenues of $45 million
	• Rest of world revenues of $52 million
	• Other revenues of $25 million
	• By 12/31/12, have 18 months of CUBICIN API and work-in-process and 6 months of finished released CUBICIN vials.	20%	12%
	• COGS = 22%
	• On time clinical supplies
	• Integrate Adolor by 7/1/12	20%	22%
	• Partner bevenopran or acquire $50M in new annual revenue from a business development deal
	• Successfully launch new EU organization	15%	15%
	• Successfully lead Business Operating Team	10%	10%
	• Successfully re-launch Leadership Forum

	Total Achievement		95%

David McGirr	• Finance succession planning	45%	45%
	• Maintain integrity of all Cubist financial reports	15%	15%
	• Investor Relations succession planning	15%	15%
	• Support of company investor and analyst base
	• Chief Information Officer/Finance communication	10%	10%
	• Completion of 65 Hayden project	10%	9%
	• Carry out all planned moves and changes in 45/55 Hayden
	• Complete integration of Adolor by 7/1/12 and achieve efficiencies of at least $30 million	5%	6%
	• Support business development activities

	Total Achievement		100%

Other NEO	Summary of 2012 Individual Goals	Weight	Credit Received
Steven Gilman	• Progress R&D pipeline to achieve key company "Growing the Business" and Discovery "Strategic Imperative" goals	40%	35%
	• Advance Health Economics and Outcomes Research strategy and build outcomes parameters into Phase 3 programs
	• CDMA reorganization and leadership build	20%	20%
	• R&D capability and leadership development	15%	15%
	• Execute business executive responsibilities	15%	15%
	• Support business development activities	10%	10%

	Total Achievement		95%

Patrick Vink	• Develop initial plan and budget for EU build out	35%	35%
	• Determine needs for managing international alliances	20%	20%
	• Assess potential deals for commercial stage products in EU	15%	10%
	• Build relationships at company	20%	25%
	• Manage Novartis relationship	10%	10%

	Total Achievement		100%

Long-term incentive awards

        Our LTI (equity) program is a broad-based, long-term employee retention program that is intended to attract, retain, and motivate our NEOs and align their interests with those of our stockholders. We use stock options to reward long-term value creation and RSUs as a retention tool and as a way to enable our executives to accumulate stock ownership in the company. In a volatile stock market, RSUs continue to provide value when stock options may not, which our Compensation Committee and Board believe is useful in retaining talented executives in uncertain economic times. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive biotechnology and pharmaceutical industries.

        For 2012, the size of our equity awards to our NEOs were targeted such that approximately 70% of the value came from stock options (based on Black-Scholes value calculations) and 30% from RSUs (based on grant date fair values), both of which vest over four years. We believe this mix of stock options and RSUs provided an appropriate balance of incentive and retention for our NEOs in light of our company's stage of growth. Furthermore, we believe that weighting our long-term equity awards in favor of stock options aligned the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price. The Compensation Committee, with the assistance of PM&P, reviews this mix each year to ensure that appropriate balance is given to our retention and incentive objectives and that we remain aligned with the practices of our peer group. Starting in 2013, our Compensation Committee and our Board have decided to award our CEO PRSUs rather than RSUs with time-based vesting and to include PRSUs in the mix of equity vehicles used for our Other NEOs. Our CEO's 2013 annual LTI equity grant is divided approximately equally in value between stock options and PRSUs. The value of our Other NEOs' 2013 annual LTI equity-based compensation is divided approximately as follows: 50% stock options, 25% RSUs with time-based vesting and 25% PRSUs.

        In addition, the Compensation Committee and the Board are mindful of stockholder dilution when determining the annual equity grant amounts for our NEOs and other employees and the guidelines that it sets for grants that can be made for employee promotions and new hires. As a result, our average annual gross dilution percentage from 2010 to 2012, calculated as the average number of shares of common stock underlying new equity grants made during each year during the period, divided by the total number of outstanding shares of our common stock as of the end of the period, was 3.5%. We believe this level to be reasonable because it is the same as the median annual average of 3.5% for our peer group over this same period and when balanced against the goals of our LTI compensation program.

        The size of the equity awards approved by our Compensation Committee for each NEO, or by the Board in the case of Mr. Bonney, reflects Cubist's desired competitive positioning relative to peer company counterparts, the executive's individual responsibilities, individual contributions to company performance, expected future performance and retention value. In 2011 and 2012, the Compensation Committee and the Board authorized grants of stock options and RSUs to our NEOs, as follows:

	2011 Awards			2012 Awards
NEO	Stock Options	RSUs	Total Grant Value($)*	Stock Options	RSUs	Total Grant Value($)*	Year Over Year TGV % Change
Michael Bonney	175,000	32,000	3,311,000	200,000	38,000	4,466,000	35%
David McGirr	35,000	5,600	634,000	37,500	6,000	798,000	26%
Robert Perez(14)	100,000	20,000	1,952,000	125,000	28,500	3,025,000	55%
Steven Gilman	70,000	14,000	1,366,000	75,000	15,000	1,722,000	26%
Patrick Vink(15)	N/A	N/A	N/A	55,000	8,500	1,212,000	N/A

*
Rounded to the nearest thousand dollars; amounts based on grant date fair values.

        In determining the guidelines for the size of the 2012 annual LTI awards to our NEOs in February 2012, the Compensation Committee considered the equity compensation levels of comparable executives at our peer group companies and other companies across our industry using survey data compiled by PM&P, the company's performance, the NEO's performance relative to company annual and long-term objectives, the criticality of his role to our company and potential future contributions to our performance. The Compensation Committee and the Board increased the annual award value guidelines relative to the prior year's award values for all NEOs, largely in consideration of the significant company and individual NEO achievements in 2011.(16)

        With a grant date fair value of approximately $4.5 million, Mr. Bonney's 2012 long-term incentive compensation was above the 75th percentile compared to the peer group and survey data used by the Compensation Committee. The Board determined this level to be appropriate given Mr. Bonney's significant contributions to the Company during 2011, his expected future performance and the desire to retain his services into the future.

(14)
In February 2012, Mr. Perez received a grant of 100,000 stock options and 20,000 RSUs. In connection with his promotion to President and Chief Operating Officer in July 2012, Mr. Perez received an additional grant of 25,000 stock options and 8,500 RSUs in August 2012.
(15)
Dr. Vink was hired in July 2012 and, therefore, did not receive a LTI award from the company in 2011. In connection with his hiring, Dr. Vink received 55,000 stock options and 8,500 RSUs.
(16)
Other than for Dr. Vink, who was hired in July 2012 and, therefore, was not an employee of the company in 2011.

        On average, the grant date fair value of the 2012 LTI awards to our Other NEOs was approximately $1.7 million, putting our Other NEOs' 2012 long-term incentive compensation at about the 50th percentile compared to the peer group and survey data used by the Compensation Committee. The Compensation Committee determined this level to be appropriate given the significant contributions of our Other NEOs during 2011, their respective expected future performance, and the desire to retain their respective services into the future.

  Overall Relative Compensation

        The following table shows how our NEOs' base salary, annual cash-performance awards, LTI awards, and total compensation in 2011 and 2012 compare to our peers, as demonstrated by the percentiles at which our NEOs, other than Dr. Vink,(17) rank in these categories based on the information available for our peer group and survey data used by the Compensation Committee, including the special peer group used to determine Mr. Perez's compensation.

	2011				2012
NEO	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation
Michael Bonney	30th	75th	70th	65th	50th	40th	>75th	60th
David McGirr	50th	60th	40th	50th	45th	35th	35th	40th
Robert Perez	55th	70th	>75th	>75th	<25th	<25th	35th	35th
Steven Gilman	55th	60th	>75th	>75th	55th	35th	>75th	70th

Retention Letters

        All of our NEOs, other than Mr. McGirr, have retention letters with a fixed term of three years and which provide for severance payments, consisting of 24 months of salary continuation for Mr. Bonney and 18 months of salary continuation for Mr. Perez, Dr. Gilman and Dr. Vink, and other benefits if the NEO is terminated without cause or if the NEO is terminated without cause or resigns for good reason within 24 months after a change-in-control of the company. Mr. McGirr also had a retention letter during 2012 with the same terms as described above, but when he transitioned to Senior Advisor to the Chief Executive Officer on March 4, 2013, he entered into a transition agreement with the company that supersedes the terms of his retention letter. The transition agreement, which has a fixed term until June 1, 2014, provides for severance payments and other benefits if Mr. McGirr is terminated, other than for cause, following a change-in-control of the company. Termination benefits under the retention letters and transition agreement are not triggered solely by a change-in-control, and are therefore considered "double triggers."

        Among the other benefits included in the retention letters and transition agreement is that the equity incentives held by each NEO will fully vest in the event the NEO is entitled to severance payments. The retention letters and transition agreement do not provide for tax gross-up payments (including but not limited to Section 280G tax gross-ups) or any other perquisites or benefits to NEOs. Full details of the terms of the retention letters and the transition agreement and the value of the payments to be received thereunder pursuant to various termination scenarios can be found in the section of this Proxy Statement entitled "Termination of Employment and Change-in-Control Agreements." We believe that the benefits of the retention letters and transition agreement outweigh the potential costs in that they, among other things: assist us in attracting and retaining top executive talent by providing our executives with competitive severance arrangements; encourage frank discourse by our NEOs with Mr. Bonney and the Board, and between Mr. Bonney and the Board, by providing a

(17)
There were not a sufficient number of executives at our peer group companies who held a comparable position to Dr. Vink's to allow for a comparison of Dr. Vink's compensation to the peer group.

financial safety net in order to limit the NEOs' fear of adverse consequences in response to their opinions; and better enable our NEOs to act in the best interest of our stockholders in a situation involving a potential change-in-control of the company. To ensure that these agreements remain reasonable and competitive, the Compensation Committee periodically reviews competitive data provided by PM&P, as well as potential costs to the company of the retention letters under various potential termination scenarios.

Perquisites and Personal Benefits

        Our Executive Officers are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees. We generally do not provide any significant perquisites to our NEOs that are not also offered to all employees of the company. In 2012, however, we provided Dr. Vink with perquisites valued at $27,689 for an educational benefit, a medical insurance benefit and a car allowance. We believe these benefits are consistent with compensation practices in Switzerland, where Dr. Vink is based.

Stock Ownership

        Our NEOs are subject to the stock ownership guidelines described in the table below. The guidelines are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in our success. The amount of stock required to be held to satisfy ownership requirements, which includes vested in-the-money stock options, was established by the Board of Directors upon recommendation of the Compensation Committee. In making its recommendation, the Compensation Committee reviewed market practices of our then current peer group companies and determined the level of ownership that would best align the interests of our executives with those of our stockholders.

Group/Name	Ownership Requirement (Market Value of Stock Held)	Time to Meet Requirement
Mr. Bonney	4x Base Salary	By January 1, 2012
Other NEOs	1.5x Base Salary	By the later of (a) January 1, 2012 and (b) 6 years after becoming an Executive Officer

        As of January 1, 2013, Mr. Bonney and our Other NEOs who are required to meet the ownership requirement by January 1, 2013 had achieved the ownership requirement. The guidelines require that any Executive Officer who has passed the date on which he or she is required to meet the ownership requirement and does not meet the requirement may only sell vested in-the-money stock options and vested RSUs, provided that he or she retains shares of common stock with a market value of at least 50% of the net proceeds received as a result of such sale.

Anti-Hedging Policy

        As part of our Policy on Insider Trading and Confidentiality, all of our employees, including our NEOs, as well as our directors and consultants, are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Recoupment Policy

        The Board has adopted a policy providing that, if the independent members of the Board determine, in their reasonable and sole discretion, that any fraud, gross negligence or intentional misconduct by our CEO or CFO caused or contributed to us having to restate all or a portion of our financial statements, then the independent directors may take any action they deem necessary or appropriate to remedy the misconduct and prevent its recurrence. The policy further provides that the independent directors, to the fullest extent permitted by law in cases they deem appropriate, will require reimbursement to us by our CEO or CFO of any bonus or incentive compensation awarded to him, effect the cancellation of outstanding equity awards to him and seek reimbursement of any gains realized by him on the exercise or sale of any equity-based awards if and to the extent that: (a) the amount of the bonus or equity compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) our CEO or CFO engaged in any fraud, gross negligence or intentional misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or equity compensation that would have been awarded to our CEO or CFO had the results been properly reported would have been lower than the amount actually awarded. When final regulations regarding recoupment are available under the Dodd-Frank Act, we will revisit this policy and revise as necessary in accordance with then-existing law.

Impact of Accounting and Tax

        The Compensation Committee has considered the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs of continuing to use equity incentives, including stock options and RSUs, relative to the benefits we believe these programs provide does not warrant any change to our current equity incentive framework.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, limits the tax deduction for compensation paid to NEOs (with the exception of CFOs) to $1,000,000. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by stockholders. Our stockholders have approved our existing employee equity incentive plan, the 2012 Equity Incentive Plan, or the 2012 Plan, and all of our previous equity incentive plans, which are designed to allow the deduction of income recognized in connection with stock options with time-based vesting and equity awards with performance-based vesting criteria awarded under the plans. In addition, our stockholders have approved our Management Incentive Plan, which is designed to allow the deduction of payments made under the plan. The Management Incentive Plan applies to annual cash performance awards to our four most highly compensated executives, other than our CFO, beginning with payments attributable to our 2011 performance. We have in the past, and may in the future, award compensation that is not fully deductible under the Internal Revenue Code when we view such compensation as consistent with our compensation policies and in the best interests of the company and our stockholders.

        Under our retention letters with our NEOs and transition agreement with Mr. McGirr, we do not compensate executives for any excise tax liability they may incur by reason of payments and benefits received pursuant to the letters. As a result, if an NEO is assessed any excise tax liability under Section 280G of the Internal Revenue Code as a result of payments and benefits received under a retention letter, that NEO is responsible for the payment of such excise tax.

Equity Granting Practices

        We have never had a program or policy in place to coordinate equity grants with the release of material, non-public information. Throughout the year, we issue stock option and RSU awards to our employees and, beginning in 2013, PRSU awards to our NEOs, in connection with hiring, promotion and our annual performance cycle. In addition, the Compensation Committee has authorized a pool of shares of our common stock from which Mr. Bonney may issue equity awards from time to time during the year in recognition of extraordinary results. All options are priced no lower than the closing market price of our common stock on the grant date. The Compensation Committee approves guidelines for equity awards issued in connection with hiring, promotion and our annual performance cycle. Mr. Bonney is required to further approve or delegate authority to approve all individual awards issued in accordance with the foregoing pools and guidelines. The Compensation Committee must approve all awards of stock options, RSUs and PRSUs to Executive Officers other than Mr. Bonney and all awards to non-Executive Officers that are made outside of pre-approved guidelines, and the Board must approve all awards of stock options, RSUs and PRSUs to Mr. Bonney.

Summary Compensation Table

        The following table summarizes the compensation paid to or earned by our NEOs in the years covered in the table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Michael Bonney	2012	700,000	—	1,590,300	2,875,340	623,000	—	12,887	5,801,527
Chief Executive Officer	2011	600,000	—	1,113,440	2,197,563	810,000	—	12,429	4,733,432
	2010	550,000	—	539,000	1,262,345	506,000	—	16,146	2,873,491
David McGirr(6)	2012	414,000	—	252,540	545,261	226,541	—	12,887	1,451,229
SVP & Chief Financial	2011	400,000	—	194,852	439,513	329,832	—	12,429	1,376,626
Officer	2010	381,761	—	161,700	327,275	216,687	—	20,904	1,108,327
Robert Perez	2012	552,625(7)	—	1,214,185	1,810,543	374,875	—	12,887	3,965,115
President & Chief	2011	470,000	—	695,900	1,255,750	395,928	—	12,429	2,830,007
Operating Officer	2010	451,082	—	269,500	701,303	250,621	—	18,545	1,691,051
Steven Gilman	2012	460,000	—	631,350	1,090,523	248,952	—	12,986	2,443,811
EVP, R&D & Chief	2011	430,000	—	487,130	879,025	354,569	—	12,404	2,163,128
Scientific Officer	2010	410,903	—	215,600	1,063,877	236,647	—	19,490	1,946,517
Patrick Vink(8)	2012	186,257	253,987(9)	391,935	820,353	311,292	6,449	63,940	2,034,213
SVP & General Manager of	2011	—	—	—	—	—	—	—	—
International Business	2010	—	—	—	—	—	—	—	—

(1)
Represents the grant date fair value of each NEO's 2012 RSU awards as of February 16, 2012 for Mr. McGirr, Mr. Perez and Dr. Gilman, as of February 17, 2012 for Mr. Bonney, and as of October 15, 2012 for Dr. Vink in connection with his hiring in September 2012. Mr. Perez received an additional RSU award in connection with his promotion to President and Chief Operating Officer in July 2012 with a grant date fair value as of August 15, 2012. The grant date fair value of each share of common stock underlying the awards of RSUs in 2012 was: (i) $42.09, the closing price of our common stock on the grant date on February 16, 2012; (ii) $41.85, the closing price of our common stock on February 17, 2012, used to value Mr. Bonney's award with a grant date of February 19, 2012; (iii) $43.81, the closing price of our common stock on the grant date on August 15, 2012, and (iv) $46.11, the closing price of our common stock on the grant date on October 15, 2012.

(2)
Represents the grant date fair value of each NEO's 2012 stock option award using the Black-Scholes option-pricing model in accordance with ASC Topic 718. In determining the Black-Scholes value, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K for each of the covered fiscal years as of the grant date. Dr. Vink's stock options were awarded in October 2012, and an additional grant to Mr. Perez in connection with his promotion was awarded in August 2012. All other stock options included in this column for 2012 were awarded in February 2012 during our annual performance cycle.

(3)
Reflects the cash bonus awards earned in the covered year under our STIP or Management Incentive Plan, as applicable, in effect for such year. Payments for awards earned in each covered year were made in the first quarter of the immediately succeeding year.

(4)
We do not have either a pension plan or a non-qualified deferred compensation plan for any of our U.S. employees. In 2012, we adopted a Swiss retirement plan, or the Swiss Retirement Plan, that is similar to a non-qualified defined contribution plan and under which certain employees of our Swiss subsidiary, Cubist Pharmaceuticals GmbH, are eligible to participate. Dr. Vink is currently the only participant under this plan. The amount in this column represents Dr. Vink's aggregate earnings in 2012 under the Swiss Retirement Plan.

(5)
All Other Compensation for 2012 for each NEO other than Dr. Vink consists primarily of 401(k) matching contributions of approximately $11,200. All Other Compensation for Dr. Vink consists of (i) $36,251 for company contributions and payment of insurance premiums under and related to his retirement, disability and life insurance benefits under our Swiss Retirement Plan and (ii) aggregate perquisites valued at $27,689, which include an educational benefit valued at $17,479, a medical insurance benefit and a car allowance.

(6)
In March 2013, Mr. McGirr resigned as our Chief Financial Officer and became Senior Advisor to the Chief Executive Officer.

(7)
Represents the actual amount of base salary that Mr. Perez was paid in 2012. In February 2012, Mr. Perez's 2012 base salary was set at $505,250. In July 2012, when he was promoted from Executive Vice President and Chief Operating Officer to his new position of President and Chief Operating Officer, Mr. Perez's base salary was increased to $600,000.

(8)
Dr. Vink was not an NEO in 2010 and 2011. The amounts shown for Dr. Vink's Salary, Bonus, Non-Equity Incentive Plan Compensation, Change in Pension Value and Non-Qualified Deferred Compensation Earnings, and All Other Compensation were paid in Swiss francs and converted to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154.

(9)
Represents a sign-on cash bonus to Dr. Vink in connection with his hiring in September 2012.

 Grants of Plan-Based Awards in 2012

        The following table sets forth information concerning grants of plan-based awards made to our NEOs during 2012.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards (l)(5)
		Date of Board or Committee Action (b-1)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael Bonney
Annual Cash
Performance Award	—	—	490,000	700,000	1,400,000	—	—	—	—	—	—	—
Stock Option Award	2/19/2012	2/19/2012	—	—	—	—	—	—	—	200,000	42.09	2,875,340
RSU Award	2/19/2012	2/19/2012	—	—	—	—	—	—	38,000	—	—	1,590,300
David McGirr
Annual Cash
Performance Award	—	—	173,880	248,400	496,800	—	—	—	—	—	—	—
Stock Option Award	2/16/2012	2/14/2012	—	—	—	—	—	—	—	37,500	42.09	545,261
RSU Award	2/16/2012	2/14/2012	—	—	—	—	—	—	6,000	—	—	252,540
Robert Perez
Annual Cash
Performance Award	—	—	290,128	414,469	828,938	—	—	—	—	—	—	—
Stock Option Awards	2/16/2012	2/14/2012	—	—	—	—	—	—	—	100,000	42.09	1,454,030
	8/15/2012	6/7/2012								25,000	43.81	356,513
RSU Awards	2/16/2012	2/14/2012	—	—	—	—	—	—	20,000	—	—	841,800
	8/15/2012	6/7/2012							8,500	—	—	372,385
Steven Gilman
Annual Cash
Performance Award	—	—	193,200	276,000	552,000	—	—	—	—	—	—	—
Stock Option Award	2/16/2012	2/14/2012	—	—	—	—	—	—	—	75,000	42.09	1,090,523
RSU Award	2/16/2012	2/14/2012	—	—	—	—	—	—	15,000	—	—	631,350
Patrick Vink
Annual Cash
Performance Award	—	—	234,684	335,263	670,526	—	—	—	—	—	—	—
Stock Option Award	10/15/2012	6/7/2012	—	—	—	—	—	—	—	55,000	46.11	820,353
RSU Award	10/15/2012	6/7/2012	—	—	—	—	—	—	8,500	—	—	391,935

(1)
The dollar amounts set forth in the threshold, target and maximum columns are calculated in accordance with the 2012 Management Incentive Plan or STIP, as applicable. The actual awards paid in February 2013 to the NEOs are set forth in the Summary Compensation Table of this Proxy Statement. The threshold, target and maximum amounts shown for Dr. Vink were converted from Swiss francs to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154.

(2)
Represents an award of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(3)
All stock option awards have a four-year vesting schedule, vesting equally over 16 quarters, and have a 10-year term.

(4)
The exercise prices reflect the closing price of our common stock on the grant date, except in the case of Mr. Bonney's February 19, 2012 award, which has an exercise price of $42.09 (the closing price of our common stock on February 16, 2012), which is higher than the grant date market value of $41.85.

(5)
The fair value of stock option awards represents the grant date fair value of the award using the Black-Scholes option-pricing model. The grant date fair value of stock options for Mr. McGirr, Dr. Gilman, and Mr. Perez, granted on February 16, 2012 was $14.54, the grant date fair value of stock options for Mr. Bonney, granted on February 19, 2012 was $14.38, the grant date fair value of stock options for Mr. Perez, granted on August 15, 2012 was $14.26 and the grant date fair value of stock options for Dr. Vink, granted on October 15, 2012 was $14.92. The grant date fair value of each award of RSUs granted in February was $42.09 for Mr. McGirr, Dr. Gilman, and Mr. Perez, and $41.85 for Mr. Bonney. The grant date fair value of the RSU award to Mr. Perez in connection with his promotion was $43.81, and the grant date fair value of the RSU award to Dr. Vink was $46.11, the closing price of our common stock on the respective grant dates.

Outstanding Equity Awards at 2012 Fiscal Year End(1)

        The following tables set forth information concerning outstanding equity awards held by each NEO as of December 31, 2012.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Michael Bonney	59,438	—	—	8.23	02/26/2013	—	—	—	—
	46,014	—	—	8.23	02/26/2013	—	—	—	—
	60,000	—	—	12.61	12/12/2013	—	—	—	—
	100,000	—	—	10.84	07/01/2014	—	—	—	—
	100,000	—	—	10.87	02/14/2015	—	—	—	—
	80,000	—	—	21.61	01/31/2016	—	—	—	—
	125,000	—	—	19.51	02/15/2017	—	—	—	—
	150,000	—	—	18.10	02/15/2018	—	—	—	—
	131,250	18,750	—	16.76	05/15/2019	—	—	—	—
	84,375	50,625	—	21.56	05/14/2020	—	—	—	—
	65,625	109,375	—	34.80	05/13/2021	—	—	—	—
	37,500	162,500	—	42.09	02/19/2022	—	—	—	—
	—	—	—	—	—	79,500	3,342,975	—	—
David McGirr	500	—	—	13.26	09/12/2013	—	—	—	—
	10,000	—	—	10.35	06/14/2015	—	—	—	—
	25,000	—	—	21.61	01/31/2016	—	—	—	—
	20,000	—	—	22.14	06/16/2016	—	—	—	—
	30,000	—	—	19.51	02/15/2017	—	—	—	—
	20,000	—	—	23.12	08/15/2017	—	—	—	—
	30,000	—	—	18.10	02/15/2018	—	—	—	—
	35,000	5,000	—	16.76	05/15/2019	—	—	—	—
	21,875	13,125	—	21.56	05/14/2020	—	—	—	—
	13,125	21,875	—	34.80	05/13/2021	—	—	—	—
	7,031	30,469	—	42.09	02/16/2022	—	—	—	—
	—	—	—	—	—	15,550	653,878	—	—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the NEO's retention letter, or in the case of Mr. McGirr, the transition agreement, and the terms of our Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan, the 2010 Equity Incentive Plan, or 2010 Plan, and the 2012 Plan, the plans under which these awards were granted.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $42.05, the closing price of our common stock on December 31, 2012.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:						Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Robert Perez	30,000	—	—	10.35	06/14/2015	—	—	—	—
	40,000	—	—	21.61	01/31/2016	—	—	—	—
	20,000	—	—	22.14	06/16/2016	—	—	—	—
	30,000	—	—	19.51	02/15/2017	—	—	—	—
	25,000	—	—	23.12	08/15/2017	—	—	—	—
	50,000	—	—	21.91	09/14/2017	—	—	—	—
	40,000	—	—	18.10	02/15/2018	—	—	—	—
	54,687	7,813	—	16.76	05/15/2019	—	—	—	—
	46,875	28,125	—	21.56	05/14/2020	—	—	—	—
	37,500	62,500	—	34.80	05/13/2021	—	—	—	—
	18,750	81,250	—	42.09	02/16/2022	—	—	—	—
	1,562	23,438	—	43.81	08/15/2022	—	—	—	—
	—	—	—	—	—	52,875	2,223,394	—	—
Steven Gilman	40,000	—	—	18.69	03/14/2018	—	—	—	—
	23,437	7,813	—	16.76	05/15/2019	—	—	—	—
	37,500	22,500	—	21.56	05/14/2020	—	—	—	—
	25,000	25,000	—	25.23	10/15/2020	—	—	—	—
	26,250	43,750	—	34.80	05/13/2021	—	—	—	—
	14,062	60,938	—	42.09	02/16/2022	—	—	—	—
	—	—	—	—	—	33,000	1,387,650	—	—
Patrick Vink	—	55,000	—	46.11	10/15/2022	—	—	—	—
	—	—	—	—	—	8,500	357,425	—	—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the NEO's retention letter, or in the case of Mr. McGirr, the transition agreement, and the terms of the 2000 Plan, the 2010 Plan, and the 2012 Plan.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $42.05, the closing price of our common stock on December 31, 2012.

Option Exercises and Stock Vested in 2012

        The following table sets forth information concerning the exercise of stock options and the vesting of RSUs held by each NEO in 2012.

	Option Awards		Stock Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)(2)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(3)
Michael Bonney	—	—	19,250	811,105
David McGirr	50,000	1,749,505	4,875	205,217
Robert Perez	101,500	3,282,634	11,250	474,081
Steven Gilman	20,000	457,666	8,500	358,110
Patrick Vink	—	—	—	—

(1)
Consists of awards of RSUs, which vest in equal annual installments over a four-year period.

(2)
Computed by multiplying the number of options that were exercised by the difference between the market prices of our common stock upon exercise and the exercise prices of the exercised stock options.

(3)
Computed by multiplying the number of shares that vested by the closing fair market value of our common stock on the date of vesting.

Non-Qualified Deferred Compensation in 2012

        The following table sets forth information related to our Swiss Retirement Plan that we adopted in 2012, under which certain employees of our Swiss subsidiary, Cubist Pharmaceuticals GmbH, are eligible to participate. Dr. Vink is currently the only participant under this plan.

Name (a)	Executive Contributions in 2012 ($) (b)	Company Contributions in 2012 ($)(2) (c)	Aggregate Earnings in 2012 ($)(3) (d)	Aggregate Withdrawals/ Distributions in 2012 ($) (e)	Aggregate Balance as of 12/31/2012 ($)(4) (f)
Patrick Vink(1)	24,167	36,251	6,449	—	899,763

(1)
The amounts shown in the table were converted from Swiss francs to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154.

(2)
The amount in this column is included in the All Other Compensation column of the Summary Compensation Table for Dr. Vink with respect to 2012, which was the first year Dr. Vink was an NEO and a participant in the Swiss Retirement Plan.

(3)
The amount in this column is included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table for Dr. Vink with respect to 2012.

(4)
Includes a roll-over contribution from the retirement plan of Dr. Vink's previous employer of $832,896 (converted from Swiss francs to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154).

        Our Swiss Retirement Plan is similar to a non-qualified defined contribution plan, and includes retirement, disability, and death benefits. Under the laws of Switzerland, a portion of the Swiss Retirement Plan is mandatory with a guaranteed rate of return for the compulsory benefits. For the retirement benefits, the plan has an age-based contribution formula ranging from 13% to 24% of the participating employee's compensation (annual salary plus target annual cash performance award, subject to an annual cap). Sixty percent of the contribution is contributed by the company and forty percent is contributed by the participant. As required under Swiss law, all plan contributions vest immediately. The plan is governed internally by a board of trustees, which together with the insurance company that insures certain benefits under the plan, manages the plan, makes investment decisions, and communicates with employees about plan-related matters. The plan's board of trustees determines the interest rates and conversion rates and informs participants annually of such rates. The interest and conversion rates related to the mandatory benefits are prescribed by law, while the interest and conversion rates for benefits in excess of the mandatory benefits are set by the plan's board of trustees. Once a participant is eligible for a distribution, the participant may choose to receive a partial or complete lump sum payment.

Termination of Employment and Change-in-Control Agreements

        Our retention letters with our NEOs provide certain protections to our NEOs in the event their employment is terminated as summarized in the following table.

Key Retention Letter Elements(1)	Chief Executive Officer	Other NEOs(2)
Retention Letter Term	Expires in October 2013, except in the case of a change-in-control prior to the expiration date in which case the term extends for 2 years following the change-in-control.	Expires 3 years from the date of the retention letter, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) 3 years from the date of the retention letter; and (b) 2 years following the change-in-control.
Severance

24 months of base salary, if terminated without cause at any time, payable over 6 months starting 60 days after termination.

24 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.

18 months of base salary, if terminated without cause at any time, payable over 6 months starting 60 days after termination.

18 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in control, the NEO is terminated without cause or resigns for good reason.

Key Retention Letter Elements(1)	Chief Executive Officer	Other NEOs(2)
Benefit Continuation (medical and dental insurance only)

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 24 months after the Chief Executive Officer becomes entitled to severance payments, as long as the Chief Executive Officer pays the full monthly premium for such coverage in each such month.

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 18 months after he or she becomes entitled to severance payments, as long as the NEO pays the full monthly premium for such coverage in each such month(3).

Equity Vesting Acceleration	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the NEO is terminated without cause or resigns for good reason.

(1)
Additional details and definitions can be found in the actual retention letters. Mr. Bonney's retention letter and a form of the retention letter with our Other NEOs are on file with the SEC.

(2)
Mr. McGirr had a retention letter during 2012 with the same terms as described in the table above, but when he transitioned to Senior Advisor to the Chief Executive Officer on March 4, 2013, he entered into a transition agreement with a fixed term expiring June 1, 2014. Pursuant to his transition agreement he is entitled to severance payments in the event of his termination in an amount equal to $637,500, less the amount of his reduced-time base salary received since March 31, 2013, payable over 6 months starting 60 days after his termination. Mr. McGirr is also entitled to severance in the event of the termination of his employment, other than for cause, following a change-in-control, in an amount equal to $637,500 plus the target annual bonus amount for the year in which the change-in-control occurs, payable in a lump sum payment 60 days after his termination. The company will continue to pay, on a monthly basis, an amount equal to the company portion of medical and dental coverage for Mr. McGirr for 18 months after he becomes entitled to severance payments, as long as Mr. McGirr pays the full monthly premiums for such coverage in each such month. Vesting of equity is accelerated if Mr. McGirr becomes entitled to severance payments in the event of the termination of his employment, other than for cause, following a change-in-control.

(3)
Dr. Vink's retention letter does not provide for continuation of medical and dental benefits.

        Receipt of any severance and benefits is conditioned on the NEO signing a release of claims within 50 days of his or her last date of employment with the company. In addition, NEOs will continue to be bound by the obligations set forth in our Employee Confidentiality Agreement. None of our NEOs is entitled to a gross-up associated with taxes owed on change-in-control payments or taxes due pursuant to Internal Revenue Code Section 280G.

        The remainder of this section summarizes quantitative disclosures for each NEO regarding estimated payments and other benefits that would have been received by the NEO or his or her estate if his or her employment terminated as of the last business day of the year, December 31, 2012, under the following circumstances:

  •
  Termination by us for cause.

  •
  Termination by us without cause not following a change-in-control.

  •
  Termination by us without cause or by the NEO for good reason following a change-in-control.

 Payments to Michael Bonney Assuming a December 31, 2012 Termination

					Equity
	Cash Severance
						Value of Accelerated Unvested Equity ($)(2)
	Base Salary		Performance Award		Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	25,141,252	N/A	32,694	502,220	25,676,166
Termination without cause not following a change-in-control	2.0	1,400,000	N/A	N/A	25,141,252	N/A	32,694	502,220	27,076,166
Termination without cause or resignation for good reason following a change-in-control	2.0	1,400,000	1.0	810,000(5)	25,141,252	5,647,984	32,694	502,220	33,534,150

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $42.05, our closing stock price on December 31, 2012. The per share value for vested RSU awards is based on our December 31, 2012 closing stock price of $42.05. See the Outstanding Equity Awards at 2012 Fiscal Year End table for the vesting status of Mr. Bonney's equity awards as of December 31, 2012.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2012. The amount shown in this column represents the difference between $42.05, our closing stock price on December 31, 2012, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $42.05, our closing stock price on December 31, 2012.

(3)
Mr. Bonney's benefits are continued for 24 months, subject to certain conditions. The cost of benefits includes the employer cost of health and dental insurance only. Mr. Bonney's monthly cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the potential expiration of COBRA benefits coverage as full group insurance rates may apply.

(4)
Represents the entire balance of Mr. Bonney's 401(k) account. Beginning in 2013, we increased our company match from 75% to 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is Mr. Bonney's 2011 award because that amount is higher than 100% of Mr. Bonney's annual target award opportunity for fiscal year 2012.

 Payments to David McGirr Assuming a December 31, 2012 Termination(1)

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(3)
	Base Salary				Value of Vested Equity ($)(2)
							Benefits Continuation ($)(4)	401(k) Plan Balance ($)(5)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	4,442,486	N/A	27,183	479,357	4,949,026
Termination without cause not following a change-in-control	1.5	621,000	N/A	N/A	4,442,486	N/A	27,183	479,357	5,570,026
Termination without cause or resignation with good reason following a change-in-control	1.5	621,000	1.0	329,832(6)	4,442,486	1,207,962	27,183	479,357	7,107,820

(1)
The table above sets forth payments to Mr. McGirr pursuant to his retention letter as in effect on December 31, 2012, assuming the termination of his employment on December 31, 2012. When Mr. McGirr transitioned to Senior Advisor to the CEO on March 4, 2013, he entered into a transition agreement with the company that supersedes the terms of his retention letter. The terms of Mr. McGirr's transition agreement are described in the "Termination of Employment and Change-in-Control Agreements" section of the Proxy Statement.

(2)
The per share value for vested option awards is equal to the difference between the option exercise price and $42.05, our closing stock price on December 31, 2012. The per share value for vested RSU awards is based on our December 31, 2012 closing stock price of $42.05. See the Outstanding Equity Awards at 2012 Fiscal Year End table for the vesting status of Mr. McGirr's equity awards as of December 31, 2012.

(3)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2012. The amount shown in this column represents the difference between $42.05, our closing stock price on December 31, 2012, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $42.05, our closing stock price on December 31, 2012.

(4)
Mr. McGirr's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(5)
Represents the entire balance of Mr. McGirr's 401(k) account. Beginning in 2013,we increased our company match from 75% to 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(6)
The amount shown here is Mr. McGirr's 2011 award because that amount is higher than 100% of Mr. McGirr's annual target award opportunity for fiscal year 2012.

Payments to Robert Perez Assuming a December 31, 2012 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	7,896,815	N/A	24,520	369,543	8,290,878
Termination without cause not following a change-in-control	1.5	900,000	N/A	N/A	7,896,815	N/A	24,520	369,543	9,190,878
Termination without cause or resignation with good reason following a change-in-control	1.5	900,000	1.0	414,469(5)	7,896,815	3,450,704	24,520	369,543	13,056,051

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $42.05, our closing stock price on December 31, 2012. The per share value for vested RSU awards is based on our December 31, 2012 closing stock price of $42.05. See the Outstanding Equity Awards at 2012 Fiscal Year End table for the vesting status of Mr. Perez's equity awards as of December 31, 2012.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2012. The amount shown in this column represents the difference between $42.05, our closing stock price on December 31, 2012, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $42.05, our closing stock price on December 31, 2012.

(3)
Mr. Perez's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Perez's 401(k) account. Beginning in 2013, we increased our company match from 75% to 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Mr. Perez's annual target award opportunity for fiscal year 2012 because that amount is higher than Mr. Perez's 2011 award.

 Payments to Steven Gilman Assuming a December 31, 2012 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	2,906,440	N/A	16,302	229,141	3,151,883
Termination without cause not following a change-in-control	1.5	690,000	N/A	N/A	2,906,440	N/A	16,302	229,141	3,841,883
Termination without cause or resignation with good reason following a change-in-control	1.5	690,000	1.0	354,569(5)	2,906,440	2,784,172	16,302	229,141	6,980,624

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $42.05, our closing stock price on December 31, 2012. The per share value for vested RSU awards is based on our December 31, 2012 closing stock price of $42.05. See the Outstanding Equity Awards at 2012 Fiscal Year End table for the vesting status of Dr. Gilman's equity awards as of December 31, 2012.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2012. The amount shown in this column represents the difference between $42.05, our closing stock price on December 31, 2012, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $42.05, our closing stock price on December 31, 2012.

(3)
Dr. Gilman's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Dr. Gilman's 401(k) account. Beginning in 2013, we increased our company match from 75% to 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is Dr. Gilman's 2011 award because that amount is higher than 100% of Dr. Gilman's annual target award opportunity for fiscal year 2012.

 Payments to Patrick Vink Assuming a December 31, 2012 Termination(1)

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(3)
	Base Salary				Value of Vested Equity ($)(2)			Retirement Plan Balance ($)(4)
							Benefits Continuation		Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	$ —	N/A	N/A	899,763	899,763
Termination without cause not following a change-in-control	1.5	838,158	N/A	N/A	$ —	N/A	N/A	899,763	1,737,921
Termination without cause or resignation with good reason following a change-in-control	1.5	838,158	1.0	335,263(5)	$ —	357,425	N/A	899,763	2,430,609

(1)
The amounts shown for Dr. Vink's Salary, Performance Award, and Retirement Plan Balance were converted from Swiss francs to U.S. dollars using a December 31, 2012 exchange rate of USD 1 = CHF 0.9154.

(2)
The per share value for vested option awards is equal to the difference between the option exercise price and $42.05, our closing stock price on December 31, 2012. The per share value for vested RSU awards is based on our December 31, 2012 closing stock price of $42.05. See the Outstanding Equity Awards at 2012 Fiscal Year End table for the vesting status of Dr. Vink's equity awards as of December 31, 2012.

(3)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2012. The amount shown in this column represents the difference between $42.05, our closing stock price on December 31, 2012, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $42.05, our closing stock price on December 31, 2012.

(4)
Represents the aggregate balance of Dr. Vink's retirement benefits under the Swiss Retirement Plan as of December 31, 2012.

(5)
The amount shown here is 100% of Dr. Vink's annual target award opportunity for fiscal year 2012 because Dr. Vink was hired in September 2012 and thus did not receive a 2011 award.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee
Lonnie Moulder, Chair
Alison Lawton
Martin Soeters
Michael Wood

March 7, 2013

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings, except that it shall be deemed furnished in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

 INFORMATION AS TO OUR BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND CORPORATE GOVERNANCE

Directors and Nominees for Director

        Names, Ages and Classes.    The names of our directors (including the nominees for re-election as Class II Directors at the 2013 Annual Meeting) are as follows:

Name	Age as of the Annual Meeting	Position(s) Held	Director Since	Term Expires	Class of Director
Kenneth Bate, M.B.A.	62	Non-Executive Chair	2003	2015	I
Nancy Hutson, Ph.D.	63	Director	2008	2015	I
Leon Moulder, Jr., M.B.A.	55	Director	2010	2015	I
Martin Soeters	59	Director	2006	2015	I
Michael Bonney	54	Director and CEO	2003	2013	II
Mark Corrigan, M.D.	55	Director	2008	2013	II
Alison Lawton	51	Director	2012	2013	II
Jane Henney, M.D.	66	Director	2012	2014	III
Martin Rosenberg, Ph.D.	67	Director	2005	2014	III
Matthew Singleton, M.B.A., CPA	60	Director	2003	2014	III
Michael Wood, M.D.	69	Director	2005	2014	III

        Biographies and Qualifications.    The biographies of our directors and certain information regarding each director's experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Cubist are as follows:

        Mr. Bate has served as one of our directors since June 2003 and became our non-executive Chair in March 2011 after serving as lead director since June 2006. Mr. Bate is currently an independent consultant. From May 2009 until January 2011, Mr. Bate was the President and Chief Executive Officer of Archemix Corp., a privately-held biotechnology company. From January 2007 to April 2009, Mr. Bate was President and Chief Executive Officer of NitroMed, Inc., or NitroMed, a public pharmaceutical company. From March 2006 until January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of NitroMed. From January 2005 to March 2006, Mr. Bate was employed at JSB Partners, a firm that provided banking and advisory services to biopharmaceutical companies, which he co-founded. From 2002 to January 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company. Mr. Bate is a director of two other public biopharmaceutical companies, AVEO Pharmaceuticals, Inc. and BioMarin Pharmaceuticals, Inc. Mr. Bate also serves on the Board of Directors of TransMedics, Inc., a privately-held medical device company. During the last five years, Mr. Bate served as a director of NitroMed and Coley Pharmaceutical Group, Inc., a biopharmaceutical company, which was a public company during the period of Mr. Bate's service. Mr. Bate has extensive operational, financial, commercial, transactional, and senior management experience in the biopharmaceutical industry, including prior experience as Chief Financial Officer of Biogen Inc., or Biogen, a public biopharmaceutical company, and significant experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry.

        Mr. Bonney has served as our Chief Executive Officer and as a member of the Board of Directors since June 2003. From 2003 to 2012, Mr. Bonney served as our President and Chief Executive Officer. From January 2002 to June 2003, he served as our President and Chief Operating Officer. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., a public pharmaceutical company. He is a trustee of the H&Q life sciences and healthcare funds, both publicly traded investment funds, and Chair of the Bates College Board of Trustees. Mr. Bonney is also a board member of the Pharmaceutical Research and

Manufacturers of America, or PhRMA, a non-profit pharmaceutical trade organization, and is a former board member of the Biotechnology Industry Organization, or BIO, Health Section Governing Body, a non-profit biotechnology trade organization. In nominating Mr. Bonney for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Mr. Bonney's extensive operational, commercial, and senior management experience in the biopharmaceutical industry, including his experience at Cubist and his prior experience as Vice President, Sales and Marketing at Biogen and positions of increasing responsibility in sales, marketing, and strategic planning at Zeneca Pharmaceuticals, a biotechnology company, as well as experience serving on the Board of Directors (and certain of their key standing committees) of other companies and trade organizations within our industry.

        Dr. Corrigan has served as one of our directors since June 2008. Since January 2010, Dr. Corrigan has served as President and Chief Executive Officer of Zalicus Inc. (formerly known as CombinatoRx, Incorporated), or Zalicus, a public biopharmaceutical company. He is also a member of the Board of Directors of Zalicus. From April 2003 to December 2009, Dr. Corrigan was Executive Vice President, Research and Development at Sepracor, Inc., a public pharmaceutical company. In nominating Dr. Corrigan for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Dr. Corrigan's deep operational, scientific, clinical development and senior management experience in the pharmaceutical and biotechnology industries, as well as his extensive experience in academic research, clinical development, and as a practicing physician.

        Dr. Henney has served as one of our directors since March 2012. Dr. Henney was a Professor of Medicine at the University of Cincinnati College of Medicine from January 2008 to January 2013. In addition to serving as a Professor of Medicine, Dr. Henney also served as Senior Vice President and Provost of the University of Cincinnati's Academic Health Center from 2003 to 2008. Dr. Henney served as the Senior Scholar at the Association of Academic Health Centers, or AAHC, from 2001 to 2003. Before joining the AAHC, Dr. Henney served as the Commissioner of the U.S. Food and Drug Administration, or FDA, from 1998 to 2001. From 1994 to 1998 she was Vice President for Health Sciences at the University of New Mexico. Dr. Henney worked at the FDA as Deputy Commissioner of Operations from 1992 to 1994. Before her time at the FDA, Dr. Henney served in a variety of senior leadership positions, including interim Dean of the College of Medicine at the University of Kansas School of Medicine. Prior to this position, Dr. Henney held a variety of positions at the National Cancer Institute including Deputy Director from 1980 to 1985. Dr. Henney has been a director of two public global healthcare companies, AmerisourceBergen Corporation, or AmerisourceBergen, since January 2002, and CIGNA Corporation, or CIGNA, since 2004. Dr. Henney served as a director of AstraZeneca PLC, or AstraZeneca, a public biopharmaceutical company from September 2001 until April 2011. Dr. Henney has significant healthcare policy and regulatory expertise, deep operational and senior management experience, and substantial leadership experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences and healthcare industries.

        Dr. Hutson has served as one of our directors since June 2008. Dr. Hutson retired from Pfizer Inc., or Pfizer, a global biopharmaceutical company, in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer's pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson is also a director at Endo Health Solutions, Inc., a public healthcare solutions company, and BioCryst Pharmaceuticals, Inc., a public biotechnology company. Dr. Hutson has extensive operational, scientific, clinical development and senior management experience, and substantial leadership experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry.

        Ms. Lawton has served as one of our directors since February 2012. In January 2013 Ms. Lawton was appointed Chief Operating Officer of OvaScience, Inc., a public life sciences company. From 1991 to 2013, Ms. Lawton worked at various positions of increasing responsibility at Genzyme Corporation, or Genzyme, and subsequently at Sanofi-Aventis, following its 2011 acquisition of Genzyme, each a global biopharmaceutical company. Ms. Lawton served as head of Genzyme Biosurgery, where she was responsible for Genzyme's global orthopedics, surgical and cell therapy and regenerative medicine businesses. Prior to that, Ms. Lawton oversaw Global Market Access at Genzyme, which included Regulatory Affairs, Global Health Outcomes and Strategic Pricing, Global Public Policy, and Global Product Safety & Risk Management. Before joining Genzyme, Ms. Lawton worked for seven years in the United Kingdom at Parke-Davis, a pharmaceutical company. Ms. Lawton serves on the Board of Directors of Verastem, Inc., a public biopharmaceutical company. In nominating Ms. Lawton for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Ms. Lawton's significant operational, international, regulatory and senior management experience within the pharmaceutical and biotechnology industries and her experience serving on a Board of Directors within the industry.

        Mr. Moulder has served as one of our directors since February 2010. Since June 2010, Mr. Moulder has served as Chief Executive Officer of TESARO, Inc., or TESARO, a public biopharmaceutical company. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman, President and Chief Executive Officer of Abraxis BioScience, Inc., or Abraxis, a public biotechnology company, and as President and Chief Executive Officer of Abraxis's wholly-owned operating subsidiary, Abraxis BioScience, LLC and the Abraxis Oncology division. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, or Eisai, a pharmaceutical company and wholly-owned subsidiary of Eisai Co., Ltd., a public healthcare company, from January 2008 until January 2009, after Eisai acquired MGI PHARMA, Inc., a public biopharmaceutical company, where he had served as President and Chief Executive Officer since May 2003. Mr. Moulder serves on the Board of Directors of Trevena, Inc., a privately-held biotechnology company. Mr. Moulder also serves on the Board of Trustees of Temple University as well as the Board of Visitors of the Temple University School of Pharmacy. Mr. Moulder has significant operational and senior management experience in the pharmaceutical and biotechnology industries, extensive experience serving on Boards of Directors (and certain of their key standing committees) of public and private companies in the life sciences industry.

        Dr. Rosenberg has served as one of our directors since March 2005. Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, or Promega, a privately-held company providing services to the life sciences industry. Dr. Rosenberg is a director of Promega and Scarab Genomics L.L.C., a privately-held biotechnology company. He also served for five years as a member of the Advisory Council for the National Institutes of Allergy & Infectious Diseases at the National Institutes of Health. Dr. Rosenberg has significant scientific and senior management experience in the industry, extensive government and scientific experience in multiple therapeutic areas, including infectious diseases, as well as experience serving on Boards of Directors (and certain of their key standing committees) of companies and on academic and industry advisory boards in the life sciences industry.

        Mr. Singleton has served as one of our directors since June 2003. In October 2011, Mr. Singleton retired from his position as Executive Vice President and Chief Financial Officer of CitationAir (formerly CitationShares LLC), a privately-held jet services company and wholly-owned subsidiary of Cessna Aircraft Company, which is owned by Textron Inc., a public industrial conglomerate. He had served in this position since 2000. During the last five years, Mr. Singleton has served as a director of Salomon Reinvestment Company Inc., a privately-held investment services company. Mr. Singleton has extensive financial, accounting and transactional experience, including as Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking company, twenty years at Arthur Andersen & Co., a public accounting firm, including as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice, and as a Practice

Fellow at the Financial Accounting Standards Board, a private organization responsible for establishing financial accounting reporting standards.

        Mr. Soeters has served as one of our directors since September 2006. Since 1980, Mr. Soeters has worked at Novo Nordisk, a public global healthcare company located in Copenhagen, Denmark. Since 2008, Mr. Soeters has served as President of Novo Nordisk Europe A/S. From 2000 to 2007, Mr. Soeters served as President, North America and Senior Vice President of Novo Nordisk, Inc. He is also a member of the European Federation of Pharmaceuticals Industries and Associations (EFPIA) Heads of Europe, or EFPIA, a European pharmaceutical trade organization. During the last five years, Mr. Soeters has served as a director of Pharmacopeia, Inc., a public biopharmaceutical company. Mr. Soeters has significant operational, commercial, international and senior management experience in the life sciences industry, as well as experience serving on Boards of Directors (and certain of their key standing committees) and trade organizations within the industry.

        Dr. Wood has served as one of our directors since March 2005. Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation, a non-profit organization, and Professor of Orthopedic Surgery at the Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Dr. Wood is a director of Singapore Health Services, an integrated health system in Singapore, STERIS Corporation, a public medical device company, and Helix Medical LLC, a privately-held healthcare-related company. Dr. Wood has extensive experience as a practicing physician and serving in senior management in the customer/hospital segment of the health care industry, and significant experience serving on Boards of Directors (and certain of their key standing committees) of public and private companies in the life sciences industry.

Executive Officers

        The following sets forth certain information regarding the current Executive Officers of the Company. Biographical information pertaining to Mr. Bonney, who is both a director and an Executive Officer of the Company, may be found in the section entitled "Directors and Nominees for Director."

Name	Age as of the Annual Meeting	Position(s) Held
Michael Bonney	54	Director and Chief Executive Officer
Robert Perez, M.B.A.	48	President and Chief Operating Officer
Thomas DesRosier, J.D.	58	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Steven Gilman, Ph.D.	60	Executive Vice President, Research & Development and Chief Scientific Officer
Charles Laranjeira	47	Senior Vice President, Technical Operations
Greg Stea	55	Senior Vice President, Commercial Operations
Michael Tomsicek, M.B.A.	47	Senior Vice President and Chief Financial Officer
Patrick Vink, M.D.	50	Senior Vice President and General Manager of International Business

        Mr. Perez has served as our President and Chief Operating Officer since July 2012. From 2007 to 2012, Mr. Perez served as our Executive Vice President and Chief Operating Officer. Prior to this, he was our Senior Vice President, Commercial Operations from 2004 to 2007. From August 2003 to July 2004, he served as our Senior Vice President, Sales and Marketing. Mr. Perez serves on the Board of Directors of AMAG Pharmaceuticals, Inc., a public pharmaceutical company. Mr. Perez is a member of the Board of Advisors of the Citizen School of Massachusetts, a director of the Biomedical Science Careers Program, and a member of the Board of Trustees of The Dana Farber Cancer Institute. Mr. Perez served on the Board of Directors of EPIX Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009.

        Mr. DesRosier has served as our Senior Vice President, Chief Legal Officer, General Counsel and Secretary since March 2013. Prior to joining Cubist, he served as Senior Vice President, General Counsel North America of Sanofi, a global biopharmaceutical company, a position he assumed following the acquisition by Sanofi of Genzyme Corporation, a global biopharmaceutical company, in 2011. Prior to that, he served as Chief Legal Officer of Genzyme from 2008 to 2011 and Senior Vice President and General Counsel of Genzyme from 2002 to 2008. Mr. DesRosier joined Genzyme in 1999 as Senior Vice President and Chief Intellectual Property Counsel. Before he joined Genzyme, Mr. DesRosier was Assistant General Counsel for patents at American Home Products Corp., then a public pharmaceutical company. Mr. DesRosier also served as Vice President and Chief Patent Counsel for Genetics Institute Inc., then a public biotechnology company, and held several intellectual property positions at E.I. DuPont de Nemours and Company, a global science company.

        Dr. Gilman has served as our Executive Vice President, Research & Development and Chief Scientific Officer since September 2010. Prior to this, he served as our Senior Vice President, Discovery & Nonclinical Development and Chief Scientific Officer from February 2008 to September 2010. From April 2007 until February 2008, Dr. Gilman served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, Inc., or ActivBiotics, a privately-held biopharmaceutical company. From March 2004 to April 2007, he served as President, Chief Executive Officer, and a member of the Board of Directors of ActivBiotics. Dr. Gilman serves on the Boards of Directors of the Massachusetts Biotechnology Council and Inhibikase Therapeutics, Inc., a privately-held biotechnology company, and on the Pennsylvania State University Biotechnology Advisory Board.

        Mr. Laranjeira has served as our Senior Vice President, Technical Operations since June 2011. Prior to that, Mr. Laranjeira served as Vice President of Latin America, Asia Pacific & Japan for Bristol-Myers Squibb, or BMS, a public global biopharmaceutical company, from July 2009 to February 2011, where he was responsible for regional operations management and product supply management to all markets within those regions. Prior to that, Mr. Laranjeira was BMS' Vice President of Asia Pacific and Japan from March 2008 to July 2009, and Vice President & General Manager from January 2003 to March 2008. His earlier positions with BMS include various roles of increasing responsibilities in technical operations, manufacturing, and industrial engineering in Spain, Australia, and the U.S.

        Mr. Stea has served as our Senior Vice President, Commercial Operations since February 2009. Prior to that, he served as our Vice President, Sales and Marketing from September 2007 to February 2009. Previously, Mr. Stea served as our Vice President, Sales from July 2005 to August 2007.

        Mr. Tomsicek has served as our Senior Vice President and Chief Financial Officer since March 2013. He served as our Senior Vice President and Deputy Chief Financial Officer from July 2012 to March 2013. From August 2010 to July 2012, Mr. Tomsicek was our Vice President, Corporate Finance and Treasurer. Before joining our company, Mr. Tomsicek served for eight years holding roles of increasing responsibility within the Healthcare unit of General Electric, or GE, a public global infrastructure and financial services company. His service at GE culminated in his role first as Chief Financial Officer of the Diagnostic Ultrasound business and finally Chief Financial Officer of the Global Ultrasound product group. Prior to that, Mr. Tomsicek was Manufacturing Finance Manager for the GE Healthcare Monitoring Systems business and was selected for and completed the GE Experienced Financial Leadership Program. Mr. Tomsicek also held various advancing roles in financial planning and channel management over seven years in the Automotive division of Motorola, then a public global telecommunications company. Following graduation from the University of Wisconsin with a Bachelor of Science degree in Industrial Engineering, Mr. Tomsicek began his career in manufacturing consulting for a Boston area start-up company after which he received his M.B.A., also from the University of Wisconsin.

        Dr. Vink has served as our Senior Vice President and General Manager of International Business since September 2012. Prior to that, Dr. Vink served as Senior Vice President, Global Head of Hospital

Business and Global Head of Biologics for Mylan Inc., or Mylan, a public pharmaceuticals company, where he coordinated all hospital business of the company. He joined Mylan in 2008, and established the company's operations in Switzerland, which was the basis of a number of global functions. Prior to joining Mylan, Dr. Vink held several leadership positions across the pharmaceutical industry, including Head of Business Franchise Biopharmaceuticals for Sandoz, a generic pharmaceuticals division of Novartis, a public global pharmaceutical company, Director, Central Europe and Vice President International Sales for Biogen, and Head of Worldwide Marketing, Cardiovascular and Thrombosis for Sanofi-Synthelabo, a global healthcare company.

Director Compensation

Overview

        Mr. Bonney is a director and one of our Executive Officers. Mr. Bonney receives no additional compensation for serving on the Board. No other director is an employee of the company.

        We compensate our non-employee directors with a combination of cash payments, in the form of annual retainers and Board committee meeting fees, and equity awards in the form of stock options and RSUs. These equity awards align director compensation with the equity compensation we provide to our NEOs. Stock options and RSUs represent a significant portion of director compensation, which aligns director compensation directly with our long-term performance. Stock options are granted to non-employee directors upon election or appointment, as the case may be, and on an annual basis. RSUs are granted on an annual basis. Our Board regularly reviews its performance and the performance of its committees.

        The Compensation Committee is responsible for reviewing the compensation of our non-employee directors and making recommendations to the Board about any changes to such compensation. Every two years PM&P provides the Compensation Committee with a competitive assessment of compensation for our non-employee directors by comparing our director compensation programs and the amount of compensation that we pay our non-employee directors to the same peer group companies that we use to benchmark our executive compensation, as described in the CD&A section of this Proxy Statement. The assessment compares the total compensation paid to our non-employee directors by position—Chair, Lead Director (if any), director, committee chairs and committee members—and the components of compensation—retainers, meeting fees and equity compensation—to the compensation paid to directors at our peer group companies. The Compensation Committee evaluates this information and recommends any changes to director compensation to the Board for approval. This process typically results in the total compensation of our non-employee directors meeting or exceeding the median total compensation paid to non-employee directors at our peer group companies during the first year after the evaluation of director compensation and the total compensation of our non-employee directors being lower than the median total compensation paid to non-employee directors at our peer group companies during the second year after the evaluation of director compensation.

Retainers

        We pay our non-employee directors an annual retainer on the date of our Annual Meeting of Stockholders for their service on the Board for the period since the previous Annual Meeting of Stockholders. The annual retainer is payable in arrears on a pro-rata basis based on the number of months that the director was a director or non-executive Chair during this period. Retainers are paid in cash or our common stock, at the director's election. The retainer for the period from our 2011 Annual Meeting of Stockholders to the 2012 Annual Meeting was paid on the date of the 2012 Annual Meeting. The retainer for the period from the 2012 Annual Meeting to the 2013 Annual Meeting will be paid on the date of the 2013 Annual Meeting. These annual retainers are paid in lieu of Board meeting fees.

        The annual retainer payable to our non-executive Chair is $70,000 and the annual retainer payable to our other non-employee directors is $50,000. As a result, Mr. Bate, who served as our non-executive Chair, was paid a $70,000 retainer on the date of the 2012 Annual Meeting. Our other then-serving non-employee directors, other than Ms. Lawton and Dr. Henney, were paid a $50,000 retainer at the 2012 Annual Meeting. Ms. Lawton, who was appointed to the Board in February 2012, was paid a $15,344 retainer at the 2012 Annual Meeting, and Dr. Henney, who was appointed to the Board in March 2012, was paid a $12,330 retainer at the 2012 Annual Meeting, reflecting a pro-rata apportionment of the period they each served as a director during the period from the date of the 2011 Annual Meeting to the 2012 Annual Meeting.

Meeting Fees

        We do not compensate our non-employee directors for attending individual meetings of the Board on a per-meeting basis. Non-chair members of the Audit Committee are paid $2,000 for each Audit Committee meeting attended, whether in person or by phone, and the chair of the Audit Committee is paid $4,000 for each Audit Committee meeting led. Non-chair members of each other Board committee are paid $1,500 for each Board committee meeting attended, whether in person or by phone, and the chairs of such Board committees are paid $3,500 for each Board committee meeting led.

Equity Awards

        Equity awards to our non-employee directors are made under our 2012 Plan. All options granted to non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

        Upon first joining the Board, each non-employee director (other than the non-executive Chair) is entitled to an automatic grant of a stock option award with a fair value on the grant date of $150,000, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, which vests quarterly in equal installments over a three-year period beginning on the grant date. If a Board member is first appointed to the Board as non-executive Chair, he or she will receive an initial stock option award with a fair value of $250,000. Such option award will have the same vesting schedule as the initial stock option awards to non-employee directors. In accordance with this practice, in February 2012, upon her appointment to the Board, we granted Ms. Lawton a stock option to purchase 10,842 shares of common stock with an exercise price of $40.59, the closing price of our common stock on the grant date. Similarly, in March 2012, upon her appointment to the Board, we granted Dr. Henney a stock option to purchase 10,176 shares of common stock with an exercise price of $42.64, the closing price of our common stock on the grant date.

        In addition, provided that he or she is still serving as a director on the close of business on the day immediately preceding the date of our Annual Meeting for that year, each of our non-employee directors (other than the non-executive Chair) will each automatically receive a long-term equity award with a target value of $185,000 comprised of (i) a stock option with a fair value on the day immediately preceding the date of our Annual Meeting, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, of $129,500 and (ii) RSUs with a fair value on the day immediately preceding the date of our Annual Meeting of $55,500. As of the day immediately preceding the date of our Annual Meeting for that year, provided that he is still serving as a director on the close of business on such date, Mr. Bate, our non-executive Chair, will automatically receive a long-term equity award with a target value of $285,000, comprised of (i) a stock option with a fair value on the day immediately preceding the date of the Annual Meeting of $199,500 and (ii) RSUs with a fair value on the day immediately preceding the date of our Annual Meeting of $85,500. These equity awards vest

100% on the earlier of the first anniversary of the grant date and the date of our Annual Meeting for the next year.

        On June 6, 2012, the day before the 2012 Annual Meeting, we made the following stock option and RSU awards to our non-employee directors:

Director	Number of Shares Subject to Option Awards	Exercise Price of Option Awards ($)	Number of Shares Subject to Stock Awards	Grant Date Fair Value of Shares Underlying Stock Awards ($)
Kenneth Bate	14,430	41.20	2,075	41.20
Mark Corrigan	9,367	41.20	1,347	41.20
Jane Henney	9,367	41.20	1,347	41.20
Nancy Hutson	9,367	41.20	1,347	41.20
Alison Lawton	9,367	41.20	1,347	41.20
Leon Moulder, Jr.	9,367	41.20	1,347	41.20
Martin Rosenberg	9,367	41.20	1,347	41.20
Matthew Singleton	9,367	41.20	1,347	41.20
Martin Soeters	9,367	41.20	1,347	41.20
Michael Wood	9,367	41.20	1,347	41.20

Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines that require each director to own Cubist stock worth three times his or her annual retainer amount. This amount is recalculated whenever there is a change in the annual retainers for our non-employee directors. The guidelines are designed to align the interests of our non-employee directors with those of our stockholders by ensuring that non-employee directors have a meaningful financial stake in our long-term success. The ownership guidelines were established by the Compensation Committee after reviewing market practices of our then current peer group companies and determining what would constitute meaningful ownership to align directors and stockholders.

        These guidelines were first adopted in January 2006 and updated most recently in December 2010. Non-employee directors serving as of the original adoption date were required to be in compliance with the guidelines by January 1, 2009. Non-employee directors who joined the Board after January 2006 are required to be in compliance with the guidelines within three years of joining the Board.

        If a non-employee director is not in compliance with the guidelines at any time following the date that he or she is required to be in compliance, such director may not enter into a transaction to sell shares of Cubist stock other than in connection with the exercise and sale of stock options. In connection with any such permitted transaction, the director is required to retain shares of Cubist stock from such transaction with a fair market value at least equal to the amount that the director receives in such transaction, net of all commissions, fees, taxes and the cost of performing the transaction. To the extent any non-employee director is not in compliance with the guidelines as of January 1st of any year after which the director is required to be in compliance, the director will be required to once again be in compliance by January 1st of the immediately succeeding year.

        As of January 1, 2013, all non-employee directors who were required to have met the ownership requirement as of that date had met the requirement.

 Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings and for participation in director education programs. We also provide director and officer insurance for all directors.

Director Compensation Table

        This table sets forth all compensation earned by our non-employee directors in 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Total ($)
Kenneth Bate	98,500	85,500	199,500	383,500
Mark Corrigan	24,000	105,500	129,500	259,000
Jane Henney	10,500	97,167	279,500	387,167
Nancy Hutson	73,500	55,500	129,500	258,500
Alison Lawton	15,500	101,333	279,500	396,333
Leon Moulder, Jr.	26,000	105,500	129,500	261,000
Martin Rosenberg	64,000	55,500	129,500	249,000
Matthew Singleton	74,000	55,500	129,500	259,000
Martin Soeters	10,500	105,500	129,500	245,500
Michael Wood	66,500	55,500	129,500	251,500

(1)
Reflects cash compensation earned in 2012, including, if any, the 2012 portion of the annual retainer paid as of the 2012 Annual Meeting and the portion of the annual retainer to be paid as of the 2013 Annual Meeting that was earned in 2012 and that a director elected to take in cash, in each case reflecting the amount of Board service in 2012.

(2)
Reflects, if any, the 2012 portion of the annual retainer paid as of the 2012 Annual Meeting and the portion of the annual retainer to be paid as of the 2013 Annual Meeting that was earned in 2012 and that a director elected to take in shares of common stock. The amounts in this column reflect the dollar value of the stock that was granted as of the 2012 Annual Meeting and that is expected to be granted as of the 2013 Annual Meeting, in each case reflecting the amount of Board service in 2012. The amounts also reflect the fair value of the annual RSU awards as of the grant date (June 6, 2012). The grant date fair value of each share of common stock underlying the awards of RSUs was $41.20, the closing price of our common stock on the grant date.

(3)
The aggregate number of options and RSUs outstanding as of December 31, 2012 held by each non-employee director is as follows:

Name	Outstanding Options	Outstanding Stock Awards
Kenneth Bate	181,323	2,075
Mark Corrigan	54,358	1,347
Jane Henney	19,543	1,347
Nancy Hutson	59,358	1,347
Alison Lawton	20,209	1,347
Leon Moulder, Jr.	52,191	1,347
Martin Rosenberg	56,358	1,347
Matthew Singleton	111,858	1,347
Martin Soeters	94,358	1,347
Michael Wood	117,858	1,347

(4)
All of the annual option awards were granted on June 6, 2012, the day before the 2012 Annual Meeting. In connection with their appointments to the Board in 2012, Ms. Lawton and Dr. Henney also received an initial option award on February 15 and March 8, 2012, respectively. The number of shares of common stock that were the subject of the annual option awards and initial option awards are set forth in the "Equity Awards" section above. The dollar amounts set forth in this column represent the grant date fair value using the Black-Scholes option-pricing model, in accordance with ASC Topic 718. The June 6, 2012 grant date fair value of the annual option awards listed in the table was $13.83 per share. The grant date fair values of the initial option awards were $13.84 for the February 15, 2012 grant date and $14.74 for the March 8, 2012 grant date. In calculating the grant date fair value, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K as of the grant date.

Director Independence

        In March 2013, the Board determined that all of our directors other than Mr. Bonney, our CEO, satisfied the independence requirements of The Nasdaq Global Market, or Nasdaq, and the independence requirements of our Amended and Restated Corporate Governance Guidelines, which is available on our website, www.cubist.com. In making this determination, the Board took into consideration the following relationships:

  •
  Jane Henney, one of our directors, was a director of AstraZeneca PLC, or AstraZeneca, until April 2011. We were a party to a commercial services agreement, or CSA, dated as of July 1, 2008 with AstraZeneca Pharmaceuticals LP, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which we promoted and provided other support for MERREM® I.V. in the U.S. The CSA terminated in accordance with its terms in June 2010. In addition, we are a party to an exclusive licensing agreement dated December 1, 2006 with AstraZeneca AB, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which AstraZeneca AB is responsible for developing and commercializing CUBICIN in China and certain other countries in Asia, the Middle East and Africa that were not covered by previously-existing CUBICIN international partnering agreements. Dr. Henney has been a director of AmerisourceBergen since January 2002. AmerisourceBergen is a large wholesaler of CUBICIN. In addition, Integrated Commercialization Solutions, or ICS, a wholly-owned subsidiary of AmerisourceBergen, is a third party logistics provider for both CUBICIN and ENTEREG.

  •
  Martin Rosenberg, one of our directors, is the Chief Scientific Officer and a director of Promega Corporation, or Promega. We purchased a de minimis amount of laboratory supplies from Promega in 2012.

        Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee consist solely of independent directors, as defined by Nasdaq. The members of our Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

Information about Meetings and Board Committees

        During 2012, the Board held eleven meetings, four of which were telephonic meetings, and took action by written consent on three occasions. The independent outside directors of our Board regularly met during Board meetings in independent session without Mr. Bonney or other company management present.

        The composition of the standing committees of our Board of Directors and the number of times that each committee met in 2012 are set forth in the following table:

Committee	Members in 2012	Current Members	Number of Meetings(1)
Audit Committee(2)	Matt Singleton (Chair)	Matt Singleton (Chair)	6
	Kenneth Bate	Kenneth Bate
	Mark Corrigan	Mark Corrigan
	Alison Lawton(3)	Alison Lawton
Compensation Committee	Lonnie Moulder (Chair)	Lonnie Moulder (Chair)	7
	Alison Lawton(3)	Alison Lawton
	Martin Soeters	Martin Soeters
	Michael Wood	Michael Wood
Corporate Governance and Nominating Committee	Nancy Hutson (Chair)	Nancy Hutson (Chair)	5
	Mark Corrigan	Mark Corrigan
	Jane Henney(4)	Jane Henney
Lonnie Moulder(5)
Scientific Affairs Committee	Martin Rosenberg (Chair)	Martin Rosenberg (Chair)	4
	Mark Corrigan	Mark Corrigan
	Jane Henney(4)	Jane Henney
	Nancy Hutson	Nancy Hutson
	Michael Wood	Michael Wood

(1)
The members of each of these committees regularly met in independent session during committee meetings without company management present.

(2)
The Board has determined that Mr. Bate and Mr. Singleton are audit committee financial experts within the meaning of the applicable SEC regulations.

(3)
Ms. Lawton joined the Audit Committee and Compensation Committee in March 2012.

(4)
Dr. Henney joined the Corporate Governance and Nominating Committee and Scientific Affairs Committee in March 2012.

(5)
Mr. Moulder stopped serving on the Corporate Governance and Nominating Committee in March 2012.

        In 2012, no director attended fewer than 75% of the total number of Board meetings plus applicable committee meetings held while he or she was a director. Although the Board has no formal policy regarding the attendance of its members at the Annual Meeting, it has been the practice of the Board to hold a meeting on the same date and at the same location as our annual meetings of stockholders to encourage all Board members to attend the annual meeting. All of our directors attended the 2012 Annual Meeting.

        Members of the standing committees are appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee.

Information about our Board Committees

Audit Committee

        The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which can be viewed on our website at www.cubist.com. The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority for amounts in excess of those previously approved by the Audit Committee to the Chairman of the Audit Committee. If such authority is delegated, the Chairman must report pre-approval authorizations to the Audit Committee at its next scheduled meeting or via e-mail.

Compensation Committee

        The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.cubist.com.

        As set forth in its charter, the purposes of the Compensation Committee are:

  •
  to generally oversee our compensation philosophy and policies;

  •
  to ensure that compensation decisions represent sound fiscal policy and enable us to attract, motivate and retain highly qualified personnel;

  •
  to advise the Board on, and to facilitate the Board's oversight of, the compensation of the Board, the Chief Executive Officer and other Executive Officers;

  •
  to produce an annual report of the Compensation Committee; and

  •
  to review the CD&A, and, if appropriate, to recommend inclusion of the CD&A in this Proxy Statement.

        The Compensation Committee has the responsibility to:

  •
  make at least an annual report to the Board;

  •
  annually review and recommend to the Board goals and objectives for the company and Chief Executive Officer;

  •
  annually evaluate the Chief Executive Officer's performance and discuss such evaluation with the Board;

  •
  recommend to the Board appropriate compensation for the Chief Executive Officer (the Board sets the Chief Executive Officer's compensation);

  •
  review performance and set total compensation of our Executive Officers in consultation with the Chief Executive Officer;

  •
  oversee the administration of our equity plans pursuant to which equity awards are made;

  •
  recommend to the Board the total compensation for the Board (the Board ultimately approves Board compensation); and

  •
  annually review and approve all compensation related matters outside the ordinary course, including employment contracts, change-in-control provisions, severance arrangements and perquisites for Executive Officers.

        Under the Compensation Committee Charter, the Compensation Committee may form and delegate authority to sub-committees, if and when the committee deems appropriate. The Compensation Committee has delegated authority to our Chief Executive Officer to make awards of stock options and RSUs in connection with our year end performance and compensation cycles and to make awards of stock options in connection with the hiring and promotion of employees, subject to all of such awards being within grant amount guidelines and total share amounts approved in advance by the Compensation Committee. In addition, the Compensation Committee has delegated authority to our Chief Executive Officer to grant stock options (subject to a maximum amount) to our employees from time to time in recognition of significant results or achievement.

        The Compensation Committee has the authority to select, retain, terminate and compensate compensation consultants. In 2012 the Compensation Committee retained PM&P as its compensation consultant. PM&P served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P has served as a consultant to the Compensation Committee since 2005. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide any services to the company other than the services provided at the request of the Compensation Committee. PM&P's general responsibilities to the Compensation Committee include working with management to acquire data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs. Specific PM&P activities completed at the instruction of the Compensation Committee in 2012 included the following:

  •
  Provided the Compensation Committee with a recommended updated list of comparable companies based on the criteria described in the CD&A section of this Proxy Statement.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using PM&P's recommended (and Compensation Committee-approved) comparable company compensation data, and size- and industry-appropriate broad survey data.

  •
  Provided the Compensation Committee with market-based compensation recommendations.

  •
  Assisted the Compensation Committee with evaluating long-term incentives and programs.

  •
  Assisted the Compensation Committee by providing information on compensation-related tax rules and regulations.

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  Assisted the Compensation Committee by providing information on changes to executive compensation disclosure and related rules and regulations.

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  Attended Compensation Committee meetings and executive sessions at the request of the Compensation Committee.

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  Reviewed and commented on the CD&A.

  •
  Conducted director compensation benchmarking.

Scientific Affairs Committee

        The functions of the Scientific Affairs Committee are as set forth in the Scientific Affairs Committee Charter which can be viewed on our website at www.cubist.com. The Scientific Affairs Committee is primarily responsible for reviewing our key research and development programs, as well as significant programs and technologies that we consider acquiring from time to time.

Corporate Governance and Nominating Committee

        The functions of the Corporate Governance and Nominating Committee are as set forth in the Amended and Restated Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.cubist.com. The Corporate Governance and Nominating Committee is

primarily responsible for overseeing our corporate governance efforts and framework, which are described in the next section of this Proxy Statement.

Corporate Governance

Leadership Structure and Risk Oversight

        Cubist has had a long-standing commitment to the clear separation of leadership of the Board of Directors from that of Cubist management. In 2011, our Board determined that having an independent, non-executive Chair was the best leadership structure for the company and the Board. As a result, the Board appointed Mr. Bate as non-executive Chair in March 2011. Prior to this appointment, Mr. Bate had served as our Lead Director since June 2006. Having an independent non-executive Chair and ten out of eleven independent directors allows the Board and management to have proper alignment and dialogue on all matters within the authority of the Board, including those related to risk oversight.

        The key responsibilities of the non-executive Chair are described below.

  •
  Chairs meetings of the Board and stockholders.

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  Has authority to call meetings of the Board and independent directors.

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  Works with the Board and management to develop the agendas for Board meetings and sets the agenda for independent sessions and meetings of the Board.

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  Along with the Corporate Governance and Nominating Committee, leads processes to define skills and experience necessary for the Board to carry out its responsibilities as the company and external environment changes, and to attract Board members with those skills and experience.

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  Ensures the continual improvement of corporate governance through the refinement of self-assessment vehicles and by providing feedback to Board members and implementing changes to Board practices to capitalize on strengths and address areas of weakness identified in the self-assessments.

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  Facilitates discussion among the independent directors outside of Board meetings and serves as a non-exclusive conduit of views, concerns, and issues of the independent directors to the Chief Executive Officer.

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  Ensures that an appropriate talent pool is in place for executive succession and that the Board has plans in place if emergency succession is required.

  •
  Has the right to attend all Board committee meetings.

        The Board also believes in empowering its standing Board committees and the chairs of such committees. The functions, roles and responsibilities of the committees are set forth in their respective charters and described above. The chairs of each committee are responsible, with input from management for among other things, setting the agendas for the meetings, leading the annual evaluations of their committees and other substantive and procedural matters.

        The Board believes that the leadership structure it has chosen along with the risk oversight role, as described below, enables it to effectively oversee risk. The key aspects of the Board's risk oversight role are as follows:

  •
  The Board retains ultimate responsibility for risk oversight. In carrying out this responsibility, the Board reviews the long- and short-term internal and external risks facing Cubist through its participation in long-range strategic planning, review and evaluation of corporate- and entity-level risks that result from the annual risk assessment conducted by our risk management department, annual review of our key insurance programs, and review of the risk factors presented in Cubist's Annual Report on Form 10-K.

  •
  The Audit Committee is responsible for overseeing the risks related to financial reporting, internal controls and other areas of financial accounting, as set forth in its charter. As part of fulfilling these responsibilities, the Audit Committee meets regularly with PricewaterhouseCoopers LLP, our independent registered public accounting firm, senior staff from our internal audit firm, and our Chief Compliance Officer, in each case, with and without management present, and with other members of management, including our Chief Financial Officer, Chief Executive Officer and Corporate Controller.

  •
  Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices. As part of this process, Cubist's risk management department, working in conjunction with our human resources and legal departments, PM&P and our outside corporate counsel, conducted a risk assessment of our compensation programs, policies and practices. The risk assessment included, among other things, a review of program documentation, practices and controls, meetings with employees involved with the creation and administration of compensation programs, and reviews of policies and practices that are relevant to our compensation programs and practices. The results were reported to, and reviewed by, the Compensation Committee. The Chair of the Compensation Committee then reported the results to the Board. Several features of our compensation programs reduce the likelihood of excessive risk taking, including: the programs provide for a balanced mix between short- and long-term compensation; the broad mix of performance goals that factor into the determination of short-term compensation; the maximum payout levels under the Management Incentive Plan and STIP of 200% of target; the decreasing acceleration of payouts under our field-based sales incentive plans as certain levels of quotas are achieved; the close scrutiny and regular monitoring of achievement against corporate goals and quotas under sales incentive plans; that compliance and ethical behaviors are integral factors considered in performance evaluations and the importance of compliance within the company; the lengthy vesting schedules of our long-term equity incentive awards; the recoupment policy applicable to our Chief Executive Officer and Chief Financial Officer; and the stock ownership guidelines applicable to our directors and Executive Officers.

  •
  Subject to the Board's oversight, the Corporate Governance and Nominating Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting, and other areas that may impact our risk profile from a governance perspective.

  •
  Subject to the Board's oversight, the Scientific Affairs Committee is responsible for reviewing our key research and development programs and the important decisions and allocation of resources with respect to such programs, as well as significant programs and technologies that we consider acquiring from time to time.

        In performing their risk oversight functions, each committee has full access to senior management, as well as the ability to engage outside advisors. In addition, as noted above, we have an internal risk management department, which reports to our Chief Executive Officer. Our internal audit function, which we currently outsource to a third party audit firm, subject to oversight by the Audit Committee, reports to the risk management department so as to assure that audit topics align with high risk areas as identified in the enterprise risk assessment process. The risk management department is responsible for reviewing, assessing and, where appropriate, mitigating risk through the use of operational measures and controls and/or purchasing insurance coverage. As part of carrying out its responsibilities, the risk management department conducts an annual entity-wide risk assessment and meets independently with the Chief Executive Officer on a regular basis. In addition, the risk management department presents the results of the entity-wide risk assessment to the Board on at least an annual basis.

 Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, which we refer to as the Guidelines, which are available on our website at www.cubist.com and which are also available in print to any stockholder who requests them from our Secretary. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on the Guidelines to provide that framework. Among other things, the Guidelines help to ensure that the Board is independent from management, that the Board adequately performs its oversight functions, and that the interests of the Board and management align with the interests of our stockholders.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics, which is available on our website at www.cubist.com and also is available in print to any stockholder who requests it from our Secretary. Our Code of Conduct and Ethics is applicable to all directors, Executive Officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business.

        The Board has established a means for employees to report a violation or suspected violation of the Code of Conduct and Ethics anonymously, including those violations relating to accounting, internal accounting controls or auditing matters.

Director Qualifications and Consideration of Diversity

        The Corporate Governance and Nominating Committee requires that directors possess personal and professional ethics, integrity and values and are committed to representing the interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We do not have a formal diversity policy. However, we and the Corporate Governance and Nominating Committee endeavor to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory, research and development, business development, insurance, international, technology, and in other areas that are relevant to our activities. A detailed description of the relevant experience and qualifications of our current directors is set forth in the "Directors and Nominees for Directors" section of this Proxy Statement. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. The Corporate Governance and Nominating Committee and Cubist management have developed a director orientation program for new directors, which is implemented by members of our management team.

Director Nomination Process

        In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee considers potential candidates recruited by the Corporate Governance and Nominating Committee and those recommended by our directors, Executive Officers, employees, and third parties. The Corporate Governance and Nominating Committee considers all candidates in the same manner regardless of the source of the recommendation.

        To fill the seats on our Board that were filled by Ms. Lawton and Dr. Henney, we retained Spencer Stuart, a global executive search firm, to develop a list of candidates who were qualified to serve on the Board and who met the specifications for membership set forth by the Corporate Governance and Nominating Committee, to assess interest and fit of the candidates and to perform background checks on the candidates. Ms. Lawton and Dr. Henney were on the list of candidates developed by Spencer Stuart. Nominations of persons for election to the Board may be made at a meeting of stockholders in one of two ways: (a) by or at the direction of the Board, or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, also must be made in accordance with our Amended and Restated By-Laws, or our By-Laws, as summarized below under the heading "Stockholder Proposals and Board Candidates" in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

        The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, and (ii) the number of our shares that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder also must comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder. The director nominees for election at the 2013 Annual Meeting were recommended by the Corporate Governance and Nominating Committee and were nominated by the Board. We have not received any stockholder director nominations for the 2013 Annual Meeting.

Stockholder Communications

        Stockholders may send general communications to our Board, including stockholder proposals, recommendations for Board candidates, or concerns about our conduct. These communications may be sent to any director, including members of the Audit Committee, in care of our Corporate Secretary in one of two ways: in writing to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421; or by email through the "Contact the Board" section on our corporate website, www.cubist.com. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or an individual director, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our Compensation Committee during 2012 were Mr. Moulder, Ms. Lawton, Mr. Soeters, and Dr. Wood. None of these Committee members is or has ever been an officer or employee of Cubist. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

TRANSACTIONS WITH RELATED PERSONS

        In accordance with the Corporate Governance and Nominating Committee Charter, the Corporate Governance and Nominating Committee is responsible for reviewing and pre-approving or ratifying the terms and conditions of all transactions that would be considered related party transactions pursuant to SEC rules. Any such transaction must be approved by our Corporate Governance and Nominating Committee prior to Cubist entering into the transaction and must be on terms no less favorable to Cubist than could be obtained from unrelated third parties. A report is made to our Corporate Governance and Nominating Committee annually disclosing related party transactions during that year, if any. In carrying out this responsibility, the Corporate Governance and Nominating Committee has determined that we have no related party transactions.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and persons holding more than 10% of our common stock to file with the SEC, and furnish to us, initial reports of beneficial ownership and reports of changes in beneficial ownership of our securities. Based solely on a review of the copies of such reports furnished to us and information provided to us by our directors and Executive Officers, we believe that, during 2012, all such parties complied with all applicable filing requirements, except that due to administrative errors: (i) Robert Perez, one of our Executive Officers, filed a Form 5 on February 1, 2013 to report a grant of stock options and a grant of RSUs that were not reported within the required time in 2012 and (ii) our non-employee directors each filed a Form 4 on June 11, 2012, one day after the transaction was required to be reported on Form 4.

EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2012 relating to our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders(2)	8,761,133(3)	27.31(4)	5,104,924(5)
Equity compensation plans not approved by security holders	0	0	0

Total	8,761,133	27.31	5,104,924

(1)
Pursuant to the 2012 Plan, the plan under which we currently make equity incentive awards, awards of stock options reduce the number of shares of common stock available for awards under the plans by one share for every share so awarded, and stock grants, awards of restricted stock and RSUs, and all other equity incentive awards under these plans reduce the number of shares of common stock available under the plans by one-and-three-quarters shares for every share so awarded. For example, if we award 100 shares of restricted stock, it would reduce the number of shares reserved for issuance under the 2012 Plan by 175 shares.

(2)
Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Plan, the 2010 Plan, the Amended and Restated 2002 Directors' Equity Incentive Plan, or Directors' Plan, the 2012 Plan and the Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP. The 1993 Plan terminated pursuant to its terms on May 6, 2003. We stopped making awards under the 2000 Plan as of the approval of the 2010 Plan at our 2010 Annual Meeting, and the 2000 Plan terminated pursuant to its terms on December 15, 2010. We stopped making awards under the 2010 Plan and the Directors' Plan as of the approval of the 2012 Plan at our 2012 Annual Meeting.

(3)
Consists of 735,939 RSUs and stock options covering 8,025,194 shares of common stock.

(4)
The weighted-average exercise price includes all outstanding stock options, but does not include RSUs, which do not have an exercise price.

(5)
Includes 4,861,472 shares available under the 2012 Plan, and 243,452 shares available for issuance under the ESPP.

AUDIT COMMITTEE REPORT(1)

        In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2012 year end financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters to be discussed in accordance with the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from the company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for the audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its audits and reviews, its evaluations of Cubist and its personnel, our internal controls, and the overall quality of our financial reporting. The Audit Committee also met, on a regular basis, with our internal auditors, McGladrey & Mullen, LLP, and with our Chief Compliance Officer, in each case, with and without management present.

        Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2012 year end financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Audit Committee
Matthew Singleton, Chair
Kenneth Bate
Mark Corrigan
Alison Lawton

March 25, 2013

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to examine the financial statements of Cubist for the fiscal year ending December 31, 2013. That selection was ratified by our Board, and our stockholders are being asked to ratify that selection at the 2013 Annual Meeting. The Audit Committee has considered whether the provision of the non-audit services described below is compatible with maintaining the independence of PricewaterhouseCoopers LLP. To minimize relationships that could appear to impair the objectivity and independence of PricewaterhouseCoopers LLP in its audit of our financial statements, our Audit Committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence services. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP for 2012 and 2011.

        The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2012 and 2011 for these various services were:

Types of Fees	2012	2011
Audit Fees(1)	$1,093,171	$ 997,671
Audit-Related Fees(2)	15,000	139,500
Tax Fees(3)	696,120	663,176
All Other Fees(4)	281,587	3,600

Total	$2,085,878	$1,803,947

(1)
Audit Fees consist of fees for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including services rendered in connection with our due diligence activities and other acquisition-related services.

(3)
Tax Fees consist of fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.

(4)
All Other Fees consist of fees for non-audit related due diligence activities and educational resources.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our Board is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the current Class II Directors will expire at the 2013 Annual Meeting. The current Class II Directors are Michael Bonney, Mark Corrigan, M.D., and Alison Lawton.

        The Board has nominated Mr. Bonney, Dr. Corrigan, and Ms. Lawton for re-election as Class II Directors to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Vote Required

        The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our NEOs in 2012. The executive compensation objectives, philosophy and programs, along with the compensation paid to our NEOs and the rationale for such compensation, are set forth in the CD&A and the related tables and narrative disclosure in this Proxy Statement. The Board is asking stockholders to support this Proposal No. 2 based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our:

  •
  commitment to pay for performance and fair, equitable and competitive compensation for our NEOs;

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  utilization of appropriate peer group data and other sources to inform our compensation decisions, which are based on appropriate and independent decision-making processes;

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  alignment of NEO compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders;

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  differentiation of compensation to individual NEOs based on their overall contributions to the company's success; and

  •
  use of short- and long-term incentive compensation programs that are designed to attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

        Accordingly, the Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our NEOs in 2012, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and related narrative discussion included in this Proxy Statement.

        Although the say-on-pay vote we are asking you to cast is non-binding, the Board, the Compensation Committee and Mr. Bonney value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our NEOs. Our Compensation Committee did not find the need to change any of our compensation programs in response to the support received on the say-on-pay vote at the 2012 Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2

PROPOSAL NO. 3
MAJORITY VOTING AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS

        Our Amended and Restated By-Laws (the "By-Laws") currently provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. On March 7, 2013, the Board of Directors adopted and declared advisable to Cubist and its stockholders, subject to stockholder approval, an amendment to the By-Laws (the "Majority Voting Amendment") to eliminate the plurality voting standard contained in the By-Laws in uncontested elections and to implement a majority voting standard in future uncontested elections of directors.

        The stockholders are being asked to approve the Majority Voting Amendment. If the Majority Voting Amendment is adopted, Cubist will have a majority voting standard in place for future uncontested elections of directors beginning with our annual meeting in 2014.

Background and Reasoning for Majority Voting Proposal

        Our By-Laws require directors to be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under a plurality voting standard, director nominees who receive the greatest number of votes cast in their favor at the meeting are elected to the Board of Directors, regardless of whether or not a nominee receives a majority of the votes cast. Under a majority voting standard, a director nominee is only elected if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election.

        The Board of Directors believes it is an appropriate time to propose eliminating the plurality voting provision in uncontested elections. The Board of Directors believes that the proposed majority vote standard in uncontested director elections will strengthen the director nomination process, enhance director accountability and improve overall corporate governance. A contested election is any election in which the number of directors to be elected is less than the number of persons nominated for election at such meeting as of the 14th day prior to the date on which we file our definitive proxy statement with the Securities and Exchange Commission, as set forth in the Majority Voting Amendment.

        If the Majority Voting Amendment is approved, the plurality voting standard will be removed from our By-Laws, and the terms of the Majority Voting Amendment will govern our future director elections beginning with our Annual Meeting in 2014. If the Majority Voting Amendment is not approved, the plurality voting standard will continue to apply for all director elections.

        The full text of our By-Laws, marked to show the amendments described in Proposals No. 3 and No. 4, is attached as Appendix A to this proxy statement and is incorporated herein by reference. If Proposal No. 3 is approved by our stockholders, the changes reflected in Section 2.8 of our By-Laws—except for those to the last sentence of Section 2.8—will be made, but none of the other changes will be made, unless Proposal No. 4 is also approved by our stockholders.

Vote Required

        The affirmative vote of the holders of at least 75% of the outstanding shares of Cubist common stock is required to approve the Majority Voting Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3

PROPOSAL NO. 4
AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS

        On March 7, 2013, the Board of Directors adopted and declared advisable to Cubist and its stockholders, subject to stockholder approval, an amendment to the By-Laws (the "By-Law Amendment") to make certain changes related to Cubist's recent separation of the roles of Chief Executive Officer and President and changes intended to clarify the scope of the authority of the chairman of a meeting of stockholders.

        The stockholders are being asked to approve the By-Law Amendment.

        The full text of our By-Laws, marked to show the amendments described in Proposals No. 3 and No. 4, is attached as Appendix A to this proxy statement and is incorporated herein by reference. If Proposal No. 4 is approved by our stockholders, all of the changes reflected in Appendix A will be made, except for the changes in all but the last sentence of Section 2.8, which will only be made if the Majority Voting Amendment is approved by our stockholders.

Vote Required

        The affirmative vote of the holders of at least 75% of the outstanding shares of Cubist common stock is required to approve the By-Law Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 4

PROPOSAL NO. 5
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

        Article TENTH of our Restated Certificate of Incorporation (the "Charter") provides that special meetings of stockholders of Cubist may be called only by the Chairman of the Board of Directors, the President, or a majority of the total number of directors which Cubist would have if there were no vacancies. On March 7, 2013, the Board of Directors adopted and declared advisable to Cubist and its stockholders, subject to stockholder approval, an amendment to the Charter (the "Charter Amendment"), substituting the authority of the President to call a special meeting of stockholders with the authority of the Chief Executive Officer to do the same.

        The Board of Directors believes this substitution of authority appropriately reflects the roles of the Chief Executive Officer and the President following Cubist's recent separation of those roles.

        Accordingly, the Board of Directors adopted and declared advisable to Cubist and its stockholders, subject to stockholder approval, that Article TENTH of the Restated Certificate of Incorporation be amended and restated as follows (marked to show change):

    TENTH.    Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting. Subject to the right, if any, of the holders of any series of Preferred Stock to call special meetings of stockholders of the Corporation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the total number of directors which the Corporation would have if there were no vacancies.

Vote Required

        The affirmative vote of the holders of at least 75% of the outstanding shares of Cubist common stock is required to approve the Charter Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 5

 PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013, and the Board has ratified such appointment. The Board has directed that our management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 for ratification by the stockholders at the 2013 Annual Meeting.

        PricewaterhouseCoopers LLP, has audited our consolidated financial statements since our inception in 1992. Representatives of PricewaterhouseCoopers LLP are expected to be at the 2013 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 is not required by our By-Laws or otherwise. However, the Board has directed our management to submit this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm in future years. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 6

 STOCKHOLDER PROPOSALS AND BOARD CANDIDATES

        Stockholder proposals for inclusion in our proxy statement:    To be eligible for inclusion in our proxy statement and form of proxy relating to our 2014 Annual Meeting, stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than December 23, 2013, which is 120 calendar days before April 22, 2014—the anniversary date our proxy statement was released to stockholders in connection with the 2013 Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting on June 12, 2013, then the deadline is a reasonable time before we begin to print and mail proxy materials.

        Other stockholder proposals:    A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the anniversary date of the 2013 Annual Meeting, or not later than March 14, 2014 and no earlier than February 12, 2014, assuming our 2013 Annual Meeting is held on June 12, 2013 as planned. However, if the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the 2013 Annual Meeting, we must receive the stockholder's notice not later than the close of business on the 7th day following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2014 Annual Meeting is made.

        Please address your proposals to our Secretary at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421. It is suggested that stockholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        We have adopted the cost saving practice of sending only one copy of our proxy statement, annual report, or notice of Internet availability of proxy materials to multiple stockholders in a household, unless we have received instructions to the contrary. Some banks, brokers and other nominee record holders have adopted a similar policy for their customers. We will promptly deliver a separate copy of such documents to you if you make such request in writing to Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421, or by calling (781) 860-8660. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

OTHER BUSINESS

        The Board knows of no other business to be acted upon at the 2013 Annual Meeting. However, if any other business properly comes before the 2013 Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2013 Annual Meeting, please vote by telephone or on the Internet by following the instructions on the Notice of Internet Availability or sign the proxy card attached to the printed copies of the proxy materials and return it by following the instructions on the proxy card.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        Financial and other information about Cubist is available on our website (http://www.cubist.com). We make available on our website, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies are available in print to any of our stockholders upon request in writing to "Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421."

Appendix A

AMENDED AND RESTATED

BY-LAWS OF

CUBIST PHARMACEUTICALS, INC.

A-i

A-ii

AMENDED AND RESTATED
BY-LAWS OF
CUBIST PHARMACEUTICALS, INC.

ARTICLE I.—GENERAL.

        1.1.    OFFICES.     The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

        1.2.    SEAL.     The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

        1.3.    FISCAL YEAR.     The fiscal year of the Corporation shall be the period from January 1 to December 31.

ARTICLE II.—STOCKHOLDERS.

        2.1.    PLACE OF MEETINGS.     All meetings of the stockholders shall be held at the corporate offices of the Corporation in Massachusetts except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the State of Delaware as the Board of Directors shall have determined and as shall be stated in such notice. For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

        2.2.    ANNUAL MEETING.     The annual meeting of stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors and stated in the notice of the meeting. At each annual meeting of stockholders, the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election at such meeting, and shall transact such other business as may properly be brought before the meeting.

        2.3.    SPECIAL MEETING.     Subject to the rights of the holders of any series of preferred stock, $0.001 par value per share ("Preferred Stock"), of the Corporation with respect to calling special meetings of stockholders of the Corporation, special meetings of the stockholders for any purpose or purposes may only be called by the Chairman of the Board of Directors, the ~~President~~Chief Executive Officer, or a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Except as otherwise required by law, only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation's notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

        2.4.    NOTICE OF MEETING.     Notice of any meeting of the stockholders stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given to each stockholder entitled to notice of the meeting not less than ten nor more than sixty days before the date of the meeting. Notice to stockholders may be given in writing or by electronic transmission in accordance with Section 6.2 below. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder, or a waiver by electronic transmission by such stockholder, before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation's Restated Certificate of Incorporation, as amended and in effect from time to time (the "Restated Certificate of Incorporation") otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors.

        2.5.    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (a)   Nomination of Directors.    Except as otherwise required by law, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(a) shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (a) at a meeting of stockholders by or at the direction of the Board of Directors or (b) at any annual meeting of the stockholders or at any special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice for the election of directors at the meeting, who is entitled to vote for such directors at the meeting and who complies with the notice procedures set forth in this Section 2.5(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for purposes of this Section 2.5(a), a stockholder's notice must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting of stockholders of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of the stockholders of the Corporation, provided, however, that in the event that the date of the current year's annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year's annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting or public disclosure of the date of such meeting was made; and (b) in the case of a special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, to be timely for purposes of this Section 2.5(a), a stockholder's notice must be received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting, provided, however, that in the event that less than 97 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made. For purposes of these by-laws, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 2.5(a). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Corporation's securities, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice and each Stockholder Associated Person (i) the name and address, as they appear on the Corporation's books, of such person, (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand; (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by such person, and (iv) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Corporation's securities. For purposes of these by-laws, a "Stockholder Associated Person" of any stockholder means (i) any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Corporation or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and such completed questionnaire shall be submitted promptly, and in any event within 10 days, after the Corporation provides the form of such questionnaire. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section 2.5(a), and if the chairman should so determine, the chairman shall so declare to the meeting and, unless otherwise required by law, the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 2.5(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(a).

          (b)   Notice of Business.    At any annual meeting of the stockholders, except as otherwise required by law, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.5(b), who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.5(b). In addition to any other applicable requirements, for business to be brought properly before an annual meeting of the stockholders by a stockholder pursuant to this Section 2.5(b), including through the stockholder's independent proxy solicitation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 97 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 2.5(b). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the stockholder and each Stockholder Associated Person, (d) any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Corporation's securities and, and (e) any material interest of the stockholder or any Stockholder Associated Person in such business. Notwithstanding anything in the By-Laws to the contrary, except as otherwise required by law, no business shall be conducted at an annual meeting of stockholders except (i) in accordance with the procedures set forth in this Section 2.5(b) or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 2.5(a) hereof. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not proposed in accordance with the procedures set forth in this Section 2.5(b), and if the chairman should so determine, the chairman shall so declare to the meeting and, except as otherwise required by law, any such business shall not be transacted. In addition to the foregoing provisions of this Section 2.5(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(b).

        2.6.    QUORUM AND ADJOURNMENT.     At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws. The chairman of the meeting or a majority of the shares so represented may, whether or not there is such a quorum, adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.7.    RIGHT TO VOTE; PROXIES.     Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or the stockholder's authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "Delaware GCL").

        2.8.    VOTING.     At all meetings of stockholders, except as otherwise ~~expressly~~ provided for by ~~statute~~law, the Restated Certificate of Incorporation or these By-Laws, ~~(i)~~ in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders ~~and (ii)~~. In any election of directors by stockholders, other than a contested election, a nominee for director shall be elected if the number of votes properly cast "for" such nominee's election exceeds the number of votes properly cast "against" such nominee's election. For purposes of this Article II, broker non-votes and abstentions shall be counted for purposes of the quorum but shall not be counted as constituting votes cast either "for" or "against." In a contested election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this By-Law, a contested election is any election in which the number of directors to be elected is less than the number of persons nominated for election at such meeting as of the fourteenth (14th) day prior to the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented). Except as otherwise expressly provided by law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of stockholders the voting shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by such stockholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. ~~The~~The chairman of the meeting or another individual designated by the chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

        2.9.    INSPECTORS.     The Board of Directors by resolutions shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

        2.10.    STOCKHOLDERS' LIST.     The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days before such meeting, and during the whole time of such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

        2.11.    NO STOCKHOLDER ACTION BY WRITTEN CONSENT.     Unless otherwise provided in the Restated Certificate of Incorporation, and subject to the rights, if any, of the holders of Preferred Stock to take action by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        2.12.    CONDUCT OF MEETINGS.     Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.—DIRECTORS.

        3.1.    GENERAL POWERS.     In addition to the powers and authority expressly conferred upon them by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        3.2.    QUALIFICATIONS OF DIRECTORS.     A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

        3.3.    NUMBER OF DIRECTORS:     VACANCIES.    The number of directors constituting the full Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board of Directors. Effective as of the closing (or the first closing) of the Corporation's registered initial public offering of Common Stock (the "IPO Closing"), the Board of Directors shall consist of three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire at the first annual meeting of the Corporation's stockholders following the IPO Closing, those of the second class to expire at the second annual meeting of the Corporation's stockholders following the IPO Closing, and those of the third class at the third annual meeting of the Corporation's stockholders following the IPO Closing, such that at each such annual meeting of stockholders, nominees will stand for election for three-year terms to succeed those directors whose terms are to expire at such meeting. Likewise, at each other annual meeting of stockholders held from and after the IPO Closing, those nominees elected at such meeting to succeed those directors whose terms expire at such meeting, shall serve for a term expiring at the third annual meeting of stockholders following their election. Members of the Board of Directors shall hold office until the annual meeting of stockholders for the year in which their term is scheduled to expire as set forth above in this Section 3.3 and their respective successors are duly elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the Delaware GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies or new directorships in the Board of Directors, including unfilled vacancies or new directorships resulting from the removal of directors for cause or any increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

        3.4.    RESIGNATION.     Any director of this Corporation may resign at any time upon notice given in writing or by electronic transmission to the Chairman or Lead Director of the Board, if any,

the ~~President~~Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein or at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.5.    REMOVAL.     Subject to the rights of the holders of any series of Preferred Stock with respect the removal of any director elected by the holders of such series and/or any other series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote on an election of directors, voting together as a class.

        3.6.    PLACE OF MEETINGS AND BOOKS.     The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

        3.7.    EXECUTIVE COMMITTEE.     There may be an executive committee of one or more directors designated by resolution passed by a majority of the Whole Board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

        3.8.    OTHER COMMITTEES.     The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the Whole Board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        3.9.    POWERS DENIED TO COMMITTEES.     Committees of the Board of Directors shall not, in any event, have any power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-Laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless resolutions delegating authority to such committee expressly so provide.

        3.10.    SUBSTITUTE COMMITTEE MEMBER.     In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

        3.11.    COMPENSATION OF DIRECTORS.     The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or annual or other fees (some or all of which may be paid in the form of capital stock of the Corporation) as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings and/or being members of such committees.

        3.12.    REGULAR MEETINGS.     A regular meeting of the Board of Directors shall be held without other notice than this Section 3.12, immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolutions, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Such regular meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

        3.13.    SPECIAL MEETINGS.     Special meetings of the Board of Directors may be called by the Chairman or Lead Director of the Board of Directors, if any, or the ~~President~~Chief Executive Officer, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

        3.14.    QUORUM.     At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Restated Certificate of Incorporation, or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

        3.15.    TELEPHONIC PARTICIPATION IN MEETINGS.     Members of the Board of Directors or any committee designated by such board may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

        3.16.    ACTION BY CONSENT.     Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV.—OFFICERS.

        4.1.    SELECTION; STATUTORY OFFICERS.     The officers of the Corporation shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and there may be a Chairman or Lead Director of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these By-Laws otherwise provide.

        4.2.    TIME OF ELECTION.     The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

        4.3.    ADDITIONAL OFFICERS.     The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.4.    TERMS OF OFFICE.     The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the stockholders may be removed at any time by the affirmative vote of a majority of the stockholders. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        4.5.    COMPENSATION OF OFFICERS.     The Board of Directors (or a duly appointed committee of the Board of Directors) shall have power to fix the compensation of all officers of the Corporation.

        4.6.    CHAIRMAN OF THE BOARD.     The Chairman of the Board of Directors, if any, otherwise the Lead Director, if any, or such other director as the Board may choose, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the absence of the Chief Executive Officer or the President, or in the event of the Chief Executive Officer's or President's inability or refusal to act, the Chief Executive Officer or, in his absence, the Chairman of the Board or Lead Director, shall perform the duties and exercise the powers of the Chief Executive Officer and/or President until such vacancy shall be filled in the manner prescribed by these By-Laws or by law. The Chairman of the Board or Lead Director shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-Laws.

        4.7.    PRESIDENT.     Unless the Board of Directors ~~otherwise determines~~has designated another person as the Chief Executive Officer, the President shall be the ~~chief executive officer~~Chief Executive Officer and head of the Corporation. Under the supervision of the Board of Directors and of the executive committee, the ~~President~~Chief Executive Officer shall have the general control and management of the Corporation's business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to the President from time to time by the Board of Directors or the executive committee or the Chief Executive Officer.

        4.8.    VICE-PRESIDENTS.     The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors ~~or by~~, the executive committee ~~or by~~, the Chief Executive Officer, or the President. The Board of Directors or the executive committee may designate one of the Vice-Presidents ~~as the Executive Vice President, and~~ , in the absence or inability of the Chief Executive Officer and the President to act, ~~such Executive Vice President shall~~to have and possess all of the powers and discharge all of the duties of the Chief Executive Officer and/or President, subject to the control of the Board of Directors and of the executive committee.

        4.9.    TREASURER.     The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors or to the executive committee as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose full and adequate account of all moneys received and paid by the Treasurer on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. The Treasurer shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

        4.10.    SECRETARY.     The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; and shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

        4.11.    ASSISTANT SECRETARY.     The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        4.12.    ASSISTANT TREASURER.     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        4.13.    SUBORDINATE OFFICERS.     The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

        4.14.    REMOVAL.     Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by the ~~President~~appointing officer whenever, in ~~his~~such officer's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such ~~election~~appointment beyond the date ~~of the election of~~ his successor takes office, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment, retention, severance, change of control, or deferred compensation contract or plan.

        4.15.    VACANCIES.     A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President, as the case may be.

ARTICLE V.—STOCK.

        5.1.    STOCK.     The shares of the Corporation's stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Every holder of stock already represented by a certificate or certificates, and upon request every holder of uncertificated stock, shall be entitled to a certificate or certificates of stock of the Corporation. Any certificate representing shares of stock issued to a stockholder of the Corporation (i) shall be numbered, (ii) shall certify the holder's name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, and (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all of the signatures on any certification may be facsimiles. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

        5.2.    FRACTIONAL SHARE INTERESTS.     The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

        5.3.    TRANSFERS OF STOCK.     Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

        If the shares of stock of the Corporation to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Corporation or the transfer agent of the Corporation such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Corporation or the transfer agent of the Corporation shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee's record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor's record ownership of a number of uncertificated shares equal to such number of shares not transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

        If the shares of stock of the Corporation to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Corporation or the transfer agent of the Corporation proper transfer instructions, with such proof of authenticity of signature as the Corporation or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Corporation or the transfer agent of the Corporation shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee's record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

        5.4.    RECORD DATE.     For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

        5.5.    TRANSFER AGENT AND REGISTRAR.     The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

        5.6.    DIVIDENDS.

          (a)   Power to Declare.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors, pursuant to law. Dividends may be paid in cash, in property, in promissory notes or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation and the laws of Delaware.

          (b)   Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        5.7.    LOST, STOLEN OR DESTROYED CERTIFICATES.     No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VI.—MISCELLANEOUS MANAGEMENT PROVISIONS.

        6.1.    CHECKS, DRAFTS AND NOTES.     All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

        6.2.    NOTICES.

          (a)   Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission. If given in writing, notice may be delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice by electronic transmission shall be deemed to be given when directed to a stockholder by a form of electronic transmission to which such stockholder or director has consented. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person.

          (b)   Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation of the Corporation or of these By-Laws, a written waiver of notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6.3.    CONFLICT OF INTEREST.     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        6.4.    VOTING OF SECURITIES OWNED BY THIS CORPORATION.     Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of this Corporation if the Chief Executive Officer is present at such meeting, or in his absence by the President of this Corporation if the President is present at such meeting, ~~or in his absence by the Treasurer of this Corporation if the Treasurer is present at such meeting,~~ and (ii) whenever, in the judgment of the ~~President~~Chief Executive Officer, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the ~~President~~Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the ~~President~~Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the ~~Treasurer~~President may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

        6.5.    INSPECTION OF BOOKS.     The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VII.—INDEMNIFICATION.

        7.1.    RIGHT TO INDEMNIFICATION.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

        7.2.    RIGHT OF INDEMNITEE TO BRING SUIT.     If a claim under Section 7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

        7.3.    NON-EXCLUSIVITY OF RIGHTS.     The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

        7.4.    INSURANCE.     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

        7.5.    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ARTICLE VIII.—AMENDMENTS.

        8.1.    AMENDMENTS.     Subject always to any limitations imposed by the Corporation's Restated Certificate of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least three-quarters (75%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY — CUBIST PHARMACEUTICALS, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2013 The undersigned hereby appoints Michael Tomsicek and Thomas DesRosier, and each of them, as proxies, each with full power of substitution, and authorizes them to vote at the 2013 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 12, 2013 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted “FOR” the election of the nominees of the board of the directors, “FOR” the advisory vote to approve the compensation paid to our Named Executive Officers, “FOR” the approval of the amendment to our Amended and Restated By-Laws to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders, “FOR” the approval of the amendment to our Amended and Restated By-Laws to make certain changes related to Cubist’s recent separation of the roles of Chief Executive Officer and President, “FOR” the approval of the amendment to our Restated Certificate of Incorporation, and “FOR” the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and upon such other business as may properly come before the meeting in the appointed proxies’ discretion. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 12, 2013. The Proxy Statement and our 2012 Annual Report are available at: http://viewproxy.com/cubist/2013/

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Voting via the internet and telephone must be completed by 2:00 A.M. Eastern Daylight Time on June 12, 2013. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER CONTROL NUMBER I plan on attending the meeting Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give your full title along with your signture below. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2013 Annual Meeting of Stockholders and related Proxy Statement. Date (mm/dd/yyyy):  /  /   Signature 1  Signature 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. 2013 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 1. Election of Class II Directors: FOR WITHHOLD 01 – Mr. Michael Bonney 02 – Mark Corrigan, M.D. 03 – Ms. Alison Lawton FOR AGAINST ABSTAIN 2. Advisory vote to approve the compensation paid to our Named Executive Officers. 3. Approval of the amendment to our Amended and Restated By-Laws to implement a majority voting standard in uncontested elections of directors beginning with our 2014 Annual Meeting of Stockholders. 4. Approval of the amendment to our Amended and Restated By-Laws to make certain changes related to Cubist’s recent separation of the roles of Chief Executive Officer and President. 5. Approval of the amendment to our Restated Certificate of Incorporation. 6. Ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6.